Filed Pursuant to Rule 433

Issuer Free Writing Prospectus dated February 26, 2021

Relating to Registration Statement No. 333-231146

MAIN ST
CAPITAL CORPORATION

Investor Presentation

Fourth Quarter – 2020

Main Street Capital Corporation NYSE: MAIN mainstcapital.com

Disclaimers Main Street Capital Corporation (MAIN) cautions that statements in this presentation that are forward-looking, and provide other than historical information, involve risks and uncertainties that may impact our future results of operations. The forward-looking statements in this presentation are based on current conditions as of February 25, 2021, and include, but are not limited to, statements regarding our goals, beliefs, strategies, future operating results and cash flows, operating expenses, investment originations and performance, available capital, payment and the tax attributes of future dividends and shareholder returns. Although our management believes that the expectations reflected in any forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; the potential impacts of the COVID-19 pandemic on our and our portfolio companies’ business and operations, liquidity and access to capital, and on the U.S. and global economies, including public health requirements in response to the pandemic; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact our operations or the operations of our portfolio companies; the operating and financial performance of our portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in our filings with the Securities and Exchange Commission (www.sec.gov), including our most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to update the MAIN has filed a registration statement (including a prospectus and prospectus supplements) with the SEC for any offering to which this communication may relate and may file one or more supplements to the prospectus in the future. Before you invest in any of MAIN’s securities, you should read the registration statement and the applicable prospectus and prospectus supplement(s) in order to fully understand all of the implications and risks of an offering of MAIN’s securities. You should also read other documents MAIN has filed with the SEC for more complete information about MAIN and its securities offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MAIN will arrange to send you any applicable prospectus and prospectus supplement if you request such materials by calling us at (713) 350-6000. These materials are also made available, free of charge, on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this communication. The summary descriptions and other information included herein are intended only for informational purposes and convenient reference. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Before making an investment decision with respect to MAIN, investors are advised to carefully review an applicable prospectus to review the risk factors described or incorporated by reference therein, and to consult with their tax, financial, investment and legal advisors. These materials do not purport to be complete, and are qualified in their entirety by reference to the more detailed disclosures contained in an applicable prospectus and MAIN’s related documentation. information contained herein to reflect subsequently occurring circumstances, except as required by applicable securities regulations. events or laws and Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 2

Main Street Capital Corporation Corporate Overview and Investment Strategy 4th Quarter – 2020 Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 3

MAIN is a Principal Investor in Private Debt and Equity Hybrid debt and equity investment strategy, internally managed operating structure and focus on Lower Middle Market differentiates MAIN from other investment firms Internally-managed Business Development Company (BDC) • • IPO in 2007 $4.3 billion in capital under management(1) – $3.3 billion internally at MAIN(1) – $1.0 billion as the investment adviser to external parties(1) Primarily invests in the under-served Lower Middle Market (LMM) •Targets companies with revenue between $10 million - $150 million; EBITDA between $3 million - $20 million •Provides single source solutions including a combination of first lien, senior secured debt and equity financing Debt investments in Middle Market companies •Issuances of first lien, senior secured and/or rated debt investments •Larger companies than LMM investment strategy Debt investments originated in collaboration with other funds •First lien, senior secured debt investments in privately held companies originated through strategic relationships with other investment funds •Similar in size, structure and terms to LMM and Middle Market investments Attractive asset management advisory business Significant management ownership / investment in MAIN Headquartered in Houston, Texas (1) Capital under management includes undrawn portion of debt capital as of December 31, 2020 Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 4

MAIN is a Principal Investor in Private Debt and Equity Long-term focus on delivering our shareholders sustainable growth in net asset value and recurring dividends per share MAIN’s unique investment strategy, efficient operating structure and conservative capitalization are designed to provide sustainable, long-term growth in recurring monthly dividends and long-term capital appreciation to our shareholders Consistent cash dividend yield – dividends paid monthly • • MAIN has never decreased its monthly dividend rate 86% increase in monthly dividends from $0.33 per share paid in Q4 2007 to declared dividends of $0.615 per share for Q2 2021 Owns two Small Business Investment Company (SBIC) Funds • Main Street Mezzanine Fund (2002 vintage) and Main Street Capital III (2016 vintage) Provides access to 10-year, low cost, fixed rate government-backed leverage • Strong capitalization and liquidity position – stable, long-term debt and significant available liquidity to take advantage of opportunities • Favorable opportunities in capital markets through investment grade rating of BBB-/Stable from Standard & Poor’s Rating Services Total SBIC debenture regulatory financing capacity of $350.0 million • Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 5

MAIN is a Principal Investor in Private Debt and Equity Equity investments in LMM portfolio provide both the opportunity to grow net asset value (NAV) per share and generate recurring dividend income and periodic realized gains to support MAIN’s dividend growth Focus on LMM equity investments and efficient operating structure differentiates MAIN and provides opportunity for significant total returns for our shareholders • • NAV growth of $9.50 per share (or 74%) since 2007 Cumulative net realized gains from LMM portfolio investments of $118.1 million since MAIN’s initial public offering Approximately $2.67 per share in cumulative, pre-tax net unrealized appreciation on LMM portfolio at December 31, 2020 Realized gains provide taxable income in excess of net investment income and help fund MAIN’s dividends • • Internally managed operating structure provides significant operating leverage • Favorable ratio of total operating expenses, excluding interest expense, to average total assets of approximately 1.3% Greater portion of gross portfolio returns are delivered to our shareholders Significant positive impact to Net Investment Income Alignment of interests between MAIN management and our shareholders • • • Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 6

MAIN Strategy Produces Differentiated Returns Enhanced Value Proposition - Three Ways to Win are Better Than One 1. Sustain and Grow Dividends • Efficient operating structure provides operating leverage to grow distributable net investment income, and dividends paid, as investment portfolio and total investment income grow 86% increase in monthly dividends from $0.33 per share paid in Q4 2007 to declared dividends of $0.615 per share for Q2 2021 Never decreased regular monthly dividends (including through 2008/2009 recession) Paid or declared $30.830 per share in total dividends since October 2007 IPO at $15.00 per share ($26.790 per share in regular dividends and $4.040 per share in supplemental dividends) Multi-faceted investment strategy supports growth of dividends over various cycles and markets • • • • 2. Meaningfully Grow Net Asset Value (“NAV”) Per Share • • • • $12.85 at December 31, 2007 to $22.35 at December 31, 2020 – 74% growth; CAGR of 4.3% Represents incremental economic return to investors beyond dividends MAIN’s debt-focused peers (which comprises most BDCs) cannot generate NAV per share growth through the cycles Unrealized appreciation is a good proxy for future dividend growth without the need for additional capital through growing portfolio dividend income and harvested realized gains from equity investments Ability to grow NAV per share provides opportunity for MAIN stock share price appreciation and additional shareholder returns • 3. Supplement Growth in Distributable Net Investment Income with Periodic Realized Gains • LMM equity component of investment strategy provides opportunity for meaningful realized gains (analogous to PIK income on debt investments from cash flow perspective, but more tax efficient and without cap on upside) Realized gains validate the quality of MAIN’s unrealized appreciation Realized gains can be paid to shareholders as dividends or retained for future reinvestment due to MAIN’s unique tax structure • • Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 7

Historical Monthly Dividends, Net Asset Value (“NAV”) and Distributable Net Investment Income (“DNII”)(1) Per Share $0.80 $26.00 MAIN’s unique focus on equity investments in the Lower Middle Market provides the opportunity for significant NAV per share growth MAIN’s efficient operating structure provides significant operating leverage, greater dividends and greater overall returns for our shareholders $24.00 $0.70 $22.00 $0.60 $20.00 $18.00 $0.50 $16.00 $0.40 $14.00 $12.00 $0.30 $10.00 $0.20 $08.00 2007 21 DNII per share (1) Monthly Dividends NAV per share • In addition to the monthly dividends above, $4.04 per share of supplemental dividends have been paid • Annual return on equity averaging approximately 13.0% from 2010 through the fourth quarter of 2020 (1) See reconciliation of DNII per share to Net Investment Income per share and Non-GAAP Information disclosures included on pages 37 and 47 of this presentation Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 8 DNII and Dividends Per Share NAV Per Share Recessionary Period COVID Pandemic 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 20

Lower Middle Market (LMM) Investment Strategy LMM investment strategy differentiates MAIN from its competitors and provides attractive risk-adjusted returns Investment Objectives • High cash yield from secured debt investments (10.9% weighted-average cash coupon as of December 31, 2020); plus Dividend income and periodic capital gains from equity investments • Investments are structured for (i) protection of capital, (ii) high recurring income and (iii) meaningful capital gain opportunity Focus on self-sponsored, “one stop” financing opportunities • • • • Partner with business owners and entrepreneurs Recapitalization, buyout, growth and acquisition capital Extensive network of grass roots referral sources Strong and growing “Main Street” brand recognition / reputation Provide customized financing solutions Investments have low correlation to the broader debt and equity markets and attractive risk-adjusted returns Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 9

LMM Investment Opportunity MAIN targets LMM investments in established, profitable companies Characteristics of LMM provide beneficial risk-reward investment opportunities Large and critical portion of U.S. economy •175,000+ domestic LMM businesses(1) LMM is under-served from a capital perspective and less competitive Inefficient asset class generates pricing inefficiencies •Typical entry enterprise values between 4.5X – 6.5X EBITDA •Typical entry leverage multiples between 2.0X – 4.0X EBITDA to MAIN debt investment Partner relationship with the management teams of our portfolio companies vs a “commoditized vendor of capital” (1) Source: U.S. Census 2012 – U.S. Data Table by Enterprise Receipt Size; 2012 County Business Patterns and 2012 Economic Census; includes Number of Firms with Enterprise Receipt Size between $10,000,000 and $99,999,999 Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 10

Private Loan Investment Strategy Investment Objectives Private Loan portfolio investments are primarily debt investments in privately held companies which have been originated through strategic relationships with other investment funds on a collaborative basis, and are often referred to in the debt markets as “club deals” • Access proprietary investments with attractive risk-adjusted return characteristics Generate cash yield to support MAIN monthly dividend • Investment Characteristics • Investments in companies that are consistent with the size of companies in our LMM and Middle Market portfolios Proprietary investments originated through strategic relationships with other investment funds on a collaborative basis Current Private Loan portfolio companies have weighted-average EBITDA of approximately $58.1 million(1) • • Investments in secured debt investments •First lien, senior secured debt investments •Floating rate debt investments 8% – 12% targeted gross yields • • Weighted-average effective yield(2) of 8.7%(3) Net returns positively impacted by lower overhead requirements and modest use of leverage Floating rate debt investments provide matching with MAIN’s floating rate credit facility • (1) (2) This calculation excludes four Private Loan portfolio companies as EBITDA is not a meaningful metric for these portfolio companies Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status Weighted-average effective yield is calculated using the applicable floating interest rate as of December 31, 2020 (3) Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 11

Middle Market Debt Investment Strategy Investment Objective •Generate cash yield to support MAIN monthly dividend MAIN maintains a portfolio of debt investments in Middle Market companies Investments in secured and/or rated debt investments •First lien, senior secured debt investments •Floating rate debt investments Larger companies than the LMM investment strategy •Current Middle Market portfolio companies have weighted-average EBITDA of approximately $76.5 million(1) Large and critical portion of U.S. economy •Nearly 200,000 domestic Middle Market businesses(2) More relative liquidity than LMM investments 6% – 10% targeted gross yields •Weighted-average effective yield(3) of 7.9%(4) •Net returns positively impacted by lower overhead requirements and modest use of leverage •Floating rate debt investments provide matching with MAIN’s floating rate credit facility (1) (2) (3) This calculation excludes one Middle Market portfolio company as EBITDA is not a meaningful metric for this portfolio company Source: National Center for The Middle Market; includes number of U.S. domestic businesses with revenues between $10 million and $1 billion Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status Weighted-average effective yield is calculated using the applicable floating interest rate as of December 31, 2020 (4) Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 12

Asset Management Business MAIN’s asset management business represents additional income diversification and the opportunity for greater shareholder returns MAIN’s internally managed operating structure provides MAIN’s shareholders the benefits of this asset management business In May 2012, MAIN(1) entered into an investment sub-advisory agreement with the investment adviser to MSC Income Fund, Inc. (“MSIF”)(2), a non-listed BDC • MAIN(1) provided asset management services, including sourcing, diligence and post-investment monitoring MAIN(1) historically received 50% of the total management fees and incentive fees paid by MSIF • – – Base management fee of 2% of total assets Incentive fees – 20% of net investment income above a hurdle rate and 20% of net realized capital gains In October 2020, MAIN(1) closed a transaction with the former investment adviser to MSIF to become the sole investment adviser to and administrator of MSIF • • The fund changed its name to MSC Income Fund, Inc. MAIN(1) receives 100% of the management fees and incentive fees – Base management fee reduced from 2.0% to 1.75% of total assets – No change to incentive fee calculation Benefits to MAIN • No significant increases to MAIN’s operating costs to provide services (utilize existing infrastructure and leverage fixed costs and existing investment capabilities) Monetizing the value of MAIN franchise Significant positive impact on MAIN’s financial results • • $3.2 million contribution to net investment income in the fourth quarter of 2020(3) $9.9 million contribution to net investment income in the year ended December 31, 2020(3) $11.7 million contribution to net investment income for the year ended December 31, 2019(2) $87.3 million of cumulative unrealized appreciation as of December 31, 2020 – – – – (1) (2) (3) Through MAIN’s wholly owned unconsolidated subsidiary, MSC Adviser I, LLC Formerly known as HMS Income Fund, Inc. prior to name change effective October 30, 2020 Contribution to Net Investment Income includes (a) dividend income received by MAIN from MSC Adviser I, LLC and (b) operating expenses allocated from MAIN to MSC Adviser I, LLC Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 13

MAIN Regulatory Framework Highly regulated structure provides significant advantages and protections to our shareholders, including investment transparency, tax efficiency and beneficial leverage Operates as a Business Development Company •Regulated by Securities and Exchange Commission - 1940 Act •Publicly-traded, private investment company Regulated Investment Company (RIC) tax structure • • • Eliminates corporate level income tax Efficient tax structure providing high yield to investors Passes through capital gains to investors Small Business Investment Company (SBIC) subsidiaries • • Regulated by the U.S. Small Business Administration (SBA) Access to low cost, fixed rate, long-term leverage guaranteed by the U.S. government Total SBIC debenture regulatory financing capacity of $350.0 million Total outstanding leverage of $309.8 million through two wholly owned SBIC Funds MAIN is a previous SBIC of the Year Award recipient • • • Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 14

MAIN ST CAPITAL CORPORATION

MAIN Corporate Structure – Internally Managed

"Internally managed" structure means no external management fees or expenses are paid, providing operating leverage to MAIN's business; MAIN targets total operating and administrative costs at or less than 2% of assets



Main Street Capital Corporation (BDC/RIC)
Assets: ~$2,250 million
Line of Credit: $269 million
($780.0 million facility)(1)
Notes: ~$635 million(2)(3)
Main Street Mezzanine Fund, LP (2002 vintage SBIC)
Assets: ~$218 million
SBIC Debt: ~$135 million outstanding
Main Street Capital III, LP (2016 vintage SBIC)
Assets: ~$301 million
SBIC Debt: $175 million outstanding

(1) As of December 31, 2020, MAIN's credit facility had $780.0 million in total commitments; MAIN's credit facility includes an accordion feature which could increase total commitments up to $800.0 million

(2) $450.0 million of 5.20% Notes due May 2024 and $185.0 million of 4.50% Notes due December 2022

(3) Does not include the $300.0 million of 3.00% Notes due July 2026, which were issued in January 2021, the proceeds from which were used to repay borrowings under the credit facility on a short-term basis

Main Street Capital Corporation NYSE: MAIN mainstcapital.com

Page 15

MAIN Co-Founders and Executive Management Team • Co-founded MAIN; Joined Main Street group in 2002; affiliated with Main Street group since 1999 Director of acquisitions / integration with Quanta Services (NYSE: PWR) Manager with a Big 5 Accounting Firm’s audit and transaction services groups • • • • • Co-founded MAIN; Joined Main Street group in 2002 Vice President in Lazard Freres Investment Banking Division Vice President of McMullen Group (John J. McMullen’s Family Office) • • • Co-founded MAIN and MAIN predecessor funds (1997) Co-founded Quanta Services (NYSE: PWR) Partner in charge of a Big 5 Accounting Firm’s Corporate Finance/Mergers and Acquisitions practice for the Southwest United States Joined MAIN in 2019 Previously Executive Vice President with Quanta Services (NYSE: PWR) Prior experience with a Big 5 Accounting Firm and a publicly-traded foodservice distribution company • • • • • • Joined MAIN in 2014 Previously CFO with a publicly-traded oilfield services company Prior experience with a Big 5 Accounting Firm and a publicly-traded financial consulting firm • • Joined MAIN in 2008 Previously attorney for Occidental Petroleum Corporation (NYSE: OXY) and associate in the corporate and securities section at Baker Botts LLP (1) (2) (3) (4) (5) Member of MAIN Executive Committee Member of MAIN Investment Committee Chief Investment Officer Chief Operating Officer Chief Compliance Officer Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 16 Jason Beauvais; JD SVP, GC, CCO(5) and Secretary Brent Smith; CPA CFO and Treasurer Jesse Morris; CPA COO(4) and Executive Vice President Vince Foster; CPA & JD(1)(2) Executive Chairman David Magdol(1)(2) President and CIO(3) Dwayne Hyzak; CPA(1)(2) CEO

Monthly Dividends Per Share – Sustainable Growth Recurring monthly dividend has never been decreased and has shown meaningful (86%) growth since IPO Based upon the current annualized monthly dividends for the second quarter of 2021, the annual effective yield on MAIN’s stock is 6.7%(1) MAIN has also paid $4.040 in supplemental dividends Cumulative dividends paid or declared, including supplemental dividends, from October 2007 IPO (at $15.00 per share) through Q2 2021 equal $30.830 per share(2) $2.50 $2.25 $2.00 $1.75 $1.50 $1.25 $1.00 Monthly Dividends (2) 2021 (1) As of February 24, 2021; based upon the closing market price of $36.92 per share and the annualized most recently declared monthly dividends (2) Based upon dividends which have been paid or declared as of February 25, 2021 Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 17 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Trailing Twelve Months Monthly Dividends Per Share

Main Street Capital Corporation Investment Portfolio 4th Quarter – 2020 Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 18

Total Investment Portfolio Includes complementary LMM debt and equity investments, Private Loan debt investments and Middle Market debt investments Diversity provides structural protection to investment portfolio, revenue sources, income, cash flows and shareholder dividends Total investment portfolio at fair value consists of approximately 48% LMM / 27% Private Loan / 17% Middle Market / 8% Other(1) Portfolio investments 175 LMM, Private Loan and Middle Market portfolio companies • • Average investment size of $13.5 million(2) Largest individual portfolio company represents 2.8% of total investment income and 2.7% of total portfolio fair value (most investments are less than 1%) Seven non-accrual investments, which represent 1.3% of the total investment portfolio at fair value and 3.6% at cost Weighted-average effective yield(3) of 9.5% • • Significant diversification • • • Issuer Industry Transaction type • • • Geography End markets Vintage (1) (2) (3) Other includes MSC Adviser I, LLC, MAIN’s External Investment Manager As of December 31, 2020; based on cost Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 19

(1) Total Portfolio by Industry (as a Percentage of Cost) Machinery, 6% Aerospace & Defense, 6% Health Care Providers & Services, 5% Commercial Services & Supplies, 5% Software, 5% IT Services, 4% Oil, Gas & Consumable Fuels, 3% Hotels, Restaurants & Leisure, 3% Food Products, 3% Media, 2% Diversified Financial Services, 2% Containers & Packaging, 2% Building Products, 1% Household Durables, 1% Diversified Consumer Services, 1% Food & Staples Retailing, 1% Construction & Engineering, 6% Internet Software & Services, 5% Professional Services, 5% Energy Equipment & Services, 5% Leisure Equipment & Products, 4% Communications Equipment, 3% Specialty Retail, 3% Diversified Telecommunication Services, 3% Tobacco, 2% Distributors, 2% Electronic Equipment, Instruments & Components, 2% Computers & Peripherals, 2% Life Sciences Tools & Services, 1% Trading Companies & Distributors, 1% Transportation Infrastructure, 1% Other, 5% (1) Excluding MAIN’s Other Portfolio investments and the External Investment Manager, as described in MAIN’s public filings, which represent approximately 6% of the total portfolio Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 20

(1) Diversified Total Portfolio (as a Percentage of Cost) tion/ (1) Excluding MAIN’s Other Portfolio investments and the External Investment Manager, as described in MAIN’s public filings, which represent approximately 6% of the total portfolio (2) Based upon portfolio company headquarters and excluding any MAIN investments headquartered outside the U.S., which represent approximately 1% of the total portfolio Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 21 Invested Capital by Geography (2) 21%18%23% 25%13% Invested Capital by Transaction Type LBO/MBO 42% 46% 9% 3% Recapitaliza AcquisitionRefinancing Growth Capital

LMM Investment Portfolio 70 portfolio companies / $1,285.5 million in fair value •48% of total investment portfolio at fair value LMM Investment Portfolio consists of a diversified mix of secured debt and lower cost basis equity investments Debt yielding 11.6%(1) (66% of LMM portfolio at cost) • • • 98% of debt investments have first lien position 65% of debt investments earn fixed-rate interest Approximately 790 basis point net cash interest margin vs “matched” fixed interest rate on SBIC debentures Equity in 99% of LMM portfolio companies representing 38% average ownership position (34% of LMM portfolio at cost) • Opportunity for fair value appreciation, capital gains and cash dividend income 60% of LMM companies(2) with direct equity investment are currently paying dividends Fair value appreciation of equity investments supports Net Asset Value per share growth Lower entry multiple valuations, lower cost basis $180.9 million, or $2.67 per share, of cumulative pre-tax net unrealized appreciation at December 31, 2020 • • • • (1) Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (2) Includes the LMM companies which (a) MAIN is invested in direct equity and (b) are treated as flow-through entities for tax purposes; based upon dividend income for the year ended December 31, 2020 Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 22

LMM Investment Portfolio LMM Investment Portfolio is a pool of high quality, seasoned assets with attractive risk-adjusted return characteristics Median LMM portfolio credit statistics: • • • Senior leverage of 3.0x EBITDA through MAIN debt position 2.4x EBITDA to senior interest coverage Total leverage of 3.0x EBITDA including debt junior in priority to MAIN Free cash flow de-leveraging improves credit metrics and increases equity appreciation • Average investment size of $18.4 million at fair value or $15.8 million on a cost basis (less than 1% of total investment portfolio) Opportunistic, selective posture toward new investment activity over the economic cycle High quality, seasoned LMM portfolio • • Total LMM portfolio investments at fair value equals 116% of cost Equity component of LMM portfolio at fair value equals 161% of cost Significant portion of LMM portfolio has de-leveraged and a majority of the LMM portfolio investments have experienced equity appreciation • Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 23

LMM Portfolio by Industry (as a Percentage of Cost) Professional Services, 9% Energy Equipment & Services, 8% Software, 7% Leisure Equipment & Products, 5% Internet Software & Services, 4% Containers & Packaging, 3% Computers & Peripherals, 3% Commercial Services & Supplies, 3% Health Care Providers & Services, 3% Diversified Consumer Services, 2% Building Products, 2% IT Services, 2% Diversified Financial Services, 1% Construction & Engineering, 8% Machinery, 8% Food Products, 5% Tobacco, 5% Electronic Equipment, Instruments & Components, 3% Hotels, Restaurants & Leisure, 3% Media, 3% Distributors, 3% Household Durables, 2% Diversified Telecommunication Services, 2% Electrical Equipment, 2% Specialty Retail, 1% Other, 3% Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 24

Diversified LMM Portfolio (as a Percentage of Cost) (1) Based upon portfolio company headquarters Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 25 Invested Capital by Transaction Type LBO/MBORecapitalization/ Refinancing 35% 54% 6% 5% Acquisition Growth Capital Invested Capital by Geography (1) 24%19%15% 30%12%

LMM Portfolio Attributes Reflect Investment Strategy High yielding secured debt investments coupled with significant equity participation = Attractive risk-adjusted returns Weighted-Average Effective Yield = 11.6% Average Fully Diluted Equity Ownership = 38% Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 26 Fully Diluted Equity Ownership % 50.0% and1.0% - greater24.9% 29%29% 42% 25.0% - 49.9% Security Position on Debt Capital as a Percentage of Cost 1st Lien 2nd Lien/ Other 2% 98%

Term and Total Interest Coupon of Existing LMM Debt Investments 38% <10% Current Interest Interest Debt Investments generally have a 5-Year Original Term and ~2.5 Year Weighted-Average Remaining Duration;Weighted-Average Effective Yield of 11.6% on Debt Portfolio (1) Interest coupon excludes amortization of deferred upfront fees, original issue discount, exit fees and any debt investments on non-accrual status (2) Floating interest rates generally include contractual minimum “floor” rates; Interest rate of 10.3% is based on weighted-average principal balance of floating rate debt investments as of December 31, 2020 Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 27 Original Term < 5 years> 5 years 1% 2% 97% 5 years Total Interest Coupon (1) N/A – Floating Interest Rate (Wtd. Avg. of 10.3%)(2) 14% Current 13%Interest 13% Current Interest 1% 7%34% Interest 10% Current12% Current 11% Current Interest

Private Loan Investment Portfolio Private Loan Investment Portfolio provides a diversified mix of investments and sources of income to complement the LMM Investment Portfolio 63 investments / $740.4 million in fair value •27% of total investment portfolio at fair value Average investment size of $12.2 million(1) (less than 1% of total portfolio) Investments in secured debt instruments • 93% of Private Loan portfolio is secured debt • 95% of Private Loan debt portfolio is first lien term debt Debt yielding 8.7%(2) • 93% of Private Loan debt investments bear interest at floating rates(3), providing matching with MAIN’s floating rate credit facility • Greater than 550 basis point net cash interest margin vs “matched” floating rate on the MAIN credit facility (1) (2) As of December 31, 2020; based on cost Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status 91% of floating interest rates on Private Loan debt investments are subject to contractual minimum “floor” rates (3) Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 28

Middle Market Investment Portfolio Middle Market Investment Portfolio provides a diversified mix of investments and diverse sources of income to complement the LMM Investment Portfolio and a potential source of liquidity for MAIN’s future investment activities 42 investments / $445.6 million in fair value •17% of total investment portfolio at fair value Average investment size of $11.6 million(1) (less than 1% of total portfolio) Investments in secured and/or rated debt investments • 93% of Middle Market portfolio is secured debt • 92% of Middle Market debt portfolio is first lien term debt Debt yielding 7.9%(2) • 93% of Middle Market debt investments bear interest at floating rates(3), providing matching with MAIN’s floating rate credit facility • Approximately 500 basis point net cash interest margin vs “matched” floating rate on the MAIN credit facility More investment liquidity compared to LMM (1) (2) As of December 31, 2020; based on cost Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status 76% of floating interest rates on Middle Market debt investments are subject to contractual minimum “floor” rates (3) Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 29

Private Loan & Middle Market Portfolios by Industry (as a Percentage of Cost) Aerospace & Defense, 11% Internet Software & Services, 7% Communications Equipment, 6% Machinery, 5% Construction & Engineering, 5% Leisure Equipment & Products, 4% Diversified Financial Services, 3% Trading Companies & Distributors, 2% Hotels, Restaurants & Leisure, 2% Chemicals, 2% Energy Equipment & Services, 2% Internet & Catalog Retail, 1% Professional Services, 1% Building Products, 1% Health Care Providers & Services, 7% Commercial Services & Supplies, 6% IT Services, 6% Oil, Gas & Consumable Fuels, 5% Specialty Retail, 4% Diversified Telecommunication Services, 3% Life Sciences Tools & Services, 3% Software, 2% Transportation Infrastructure, 2% Food & Staples Retailing, 2% Distributors, 2% Media, 1% Textiles, Apparel & Luxury Goods, 1% Other, 4% Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 30

Diversified Private Loan & Middle Market Investments (as a Percentage of Cost) (1) Based upon portfolio company headquarters and excluding any MAIN investments headquartered outside the U.S., which represent approximately 2% of the combined Private Loan and Middle Market portfolios Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 31 Invested Capital by Geography (1) 19%18%29% 20%14% Invested Capital by Transaction Type Recapitalization/ Refinancing 39% 48% 2% 11% Growth LBO/MBOAcquisition

Main Street Capital Corporation Financial Overview 4th Quarter – 2020 Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 32

MAIN Financial Performance Year over Year Growth Year over Year Growth (9)% 14% 1% (11)% 8% 15% 13% 4% 10% 17% $260.0 $240.0 $220.0 $200.0 $180.0 $160.0 $140.0 $120.0 $100.0 $80.0 $60.0 $40.0 $20.0 $0.0 $180.0 $160.0 $140.0 $120.0 $100.0 $80.0 $60.0 $40.0 $20.0 $0.0 2015 2016 2017 2018 2019 2020 2015 2016 2017 2018 2019 2020 (1) See reconciliation of DNII to Net Investment Income and Non-GAAP Information disclosures included on pages 37 and 47 of this presentation Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 33 $165.8 $167.4 $148.8 $145.4 $124.1 $113.3 $243.4 $233.4 $222.6 $205.7 $178.3 $164.6 Distributable Net Investment Income(1) ($ in millions) Total Investment Income ($ in millions)

Long-Term Portfolio and DNII(1) Per Share Growth MAIN has grown Portfolio Investments and DNII per share ($ in millions, except per share data) $2.76 $2.66 $2,800 $2,600 $2,400 $2,200 $2,000 $1,800 $1,600 $1,400 $1,200 $1,000 $800 $600 $400 $200 $0 $2.80 $2.60 $2.40 $2.20 $2.00 $1.80 $1.60 $1.40 $1.20 $1.00 $0.80 $0.60 $0.40 $0.20 $0.00 $2.56 $2.29 $2.31 $2.09 $1.77 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Portfolio Investments DNII per Share (1) See reconciliation of DNII per share to Net Investment Income per share and Non-GAAP Information disclosures included on pages 37 and 47 of this presentation Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 34 Portfolio Investments DNII per share $2,685 $2.26 $2.39 $2,602 $2,454 $2.17 $2,171 $1,997 $1,800 $1,563 $1,286 $1.19$1.25 $1.02 $924 $658 $0.76 $408 $127 $159 $106

Efficient and Leverageable Operating Structure MAIN’s internally managed operating structure provides significant operating leverage and greater returns for our shareholders “Internally managed” structure means no external management fees or expenses are paid Alignment of interest between management and investors • Greater incentives to maximize increases to shareholder value and rationalize debt and equity capital raises 100% of MAIN’s management efforts and activities are for the benefit of the BDC • MAIN targets total operating expenses(1) as a percentage of average assets (Operating Expense to Assets Ratio) at or less than 2% • • Long-term actual results have significantly outperformed target Industry leading Operating Expense to Assets Ratio of 1.3% Significant portion of total operating expenses (1) are non-cash • Non-cash expense for restricted stock amortization was 30.9% of total operating expenses (1) Operating Expense to Assets Ratio of 0.9% excluding non-cash restricted stock amortization expense • (1) Total operating expenses, including non-cash share-based compensation expense and excluding interest expense Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 35

MAIN Maintains a Significant Operating Cost Advantage



Operating Expenses as a Percentage of Total Assets(1)
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
MAIN (2)
MAIN Excl. Share-Based Comp. (3)
Other BDCs (4)(5)
Other BDCs Excl. Share-Based Comp. (4)(6)
Commercial Banks (7)

(1) Total operating expenses excluding interest expense
(2) For the year ended December 31, 2020
(3) For the year ended December 31, 2020, excluding non-cash share-based compensation expense
(4) Other BDCs includes dividend paying BDCs that have been publicly-traded for at least two years and have total assets greater than $500 million based on individual SEC Filings as of December 31, 2019; specifically includes: AINV, ARCC, BBDC, BKCC, CCAP, CGBD, CSWC, FDUS, FSK, GAIN, GBDC, GSBD, HTGC, MRCC, NEWT, NMFC, OCSI, OCSL, OFS, PFLT, PNNT, PSEC, SAR, SCM, SLRC, SUNS, TCPC, TPVG, TSLX and WHF
(5) Calculation represents the average for the companies included in the group and is based upon the trailing twelve month period ended September 30, 2020 as derived from each company's SEC filings
(6) Calculation represents the average for the companies included in the group and excludes non-cash share-based compensation. Based upon the trailing twelve month period ended September 30, 2020 as derived from each company's SEC filings
(7) Source: SNL Financial. Calculation represents the average for the trailing twelve month period ended September 30, 2020 and includes commercial banks with a market capitalization between $500 million and $3 billion

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 36

MAIN Income Statement Summary

MAIN ST CAPITAL CORPORATION

($ in 000's)	Q4 19	Q1 20[1]	Q2 20	Q3 20	Q4 20	Q4 20 vs. Q4 19 % Change[2]
Total Investment Income	$ 60,649	$ 56,150	$ 52,007	$ 51,954	$ 62,504	3%
Expenses:						
Interest Expense	(13,122)	(12,441)	(11,898)	(12,489)	(12,761)	3%
G&A Expense	(5,477)	(4,327)	(5,998)	(6,442)	(7,488)	(37)%
Distributable Net Investment Income (DNII)[3]	42,050	39,382	34,111	33,023	42,255	0%
DNII Margin %	69.3%	70.1%	65.6%	63.6%	67.6%	
Share-based compensation	(2,803)	(2,837)	(2,817)	(2,561)	(2,612)	7%
Net Investment Income	39,247	36,545	31,294	30,462	39,643	1%
Net Realized Loss	(949)	(21,866)	(8,584)	(13,874)	(71,623)	NM
Net Unrealized Appreciation (Depreciation)	(23,533)	(194,381)	13,164	63,114	111,948	NM
Income Tax Benefit (Provision)	1,249	8,264	7,495	(1,507)	(712)	NM
Net Increase in Net Assets	$ 16,014	$ (171,438)	$ 43,369	$ 78,195	$ 79,256	395%
Net Investment Income Per Share	$ 0.62	$ 0.57	$ 0.48	$ 0.46	$ 0.59	(5)%
DNII Per Share	$ 0.66	$ 0.61	$ 0.52	$ 0.50	$ 0.63	(5)%

(1) Excludes the effect of the $0.5 million realized loss recognized in the first quarter of 2020 on the repayment of the SBIC debentures issued prior to the date of the Main Street Capital II, LP acquisition which had previously been accounted for on the fair value method of accounting and the related accounting reversals of prior unrealized depreciation; The net effect of this item has no effect on Net Increase in Net Assets or Distributable Net Investment Income
(2) Percent change from prior year is based upon impact (increase/(decrease)) on Net Increase (Decrease) in Net Assets
(3) See Non-GAAP Information disclosures included on page 47 of this presentation
NM – Not Measurable / Not Meaningful

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 37

MAIN Per Share Change in Net Asset Value (NAV)

($ per share)	Q4 19	Q1 20[1]	Q2 20	Q3 20	Q4 20
Beginning NAV	$ 24.20	$ 23.91	$ 20.73	$ 20.85	**$ 21.52**
Distributable Net Investment Income[4]	0.66	0.61	0.52	0.50	**0.64**
Share-Based Compensation Expense	(0.04)	(0.04)	(0.04)	(0.04)	**(0.04)**
Net Realized Loss	(0.01)	(0.34)	(0.13)	(0.21)	**(1.09)**
Net Unrealized Appreciation (Depreciation)	(0.37)	(3.01)	0.20	0.95	**1.70**
Income Tax Benefit (Provision)	0.02	0.13	0.11	(0.02)	**(0.01)**
Net Increase (Decrease) in Net Assets	0.26	(2.65)	0.66	1.18	**1.20**
Regular Monthly Dividends to Shareholders	(0.615)	(0.615)	(0.615)	(0.615)	**(0.615)**
Supplemental Dividends to Shareholders	(0.24)	-	-	-	**-**
Accretive Impact of Stock Offerings[2]	0.28	0.06	0.16	0.06	**0.21**
Other[3]	0.02	0.02	(0.09)	0.04	**0.04**
Ending NAV	$ 23.91	$ 20.73	$ 20.85	$ 21.52	**$ 22.35**
Weighted Average Shares	63,775,000	64,536,471	65,303,580	66,110,555	**65,705,963**

Certain fluctuations in per share amounts are due to rounding differences between quarters.

(1) Excludes the effect of the $0.5 million realized loss recognized in the first quarter of 2020 on the repayment of the SBIC debentures issued prior to the date of the Main Street Capital II, LP acquisition which had previously been accounted for on the fair value method of accounting and the related accounting reversals of prior unrealized depreciation; The net effect of this item has no effect on Net Increase in Net Assets or Distributable Net Investment Income

(2) Includes accretive impact of shares issued through the Dividend Reinvestment Plan (DRIP) and ATM program

(3) Includes differences in weighted-average shares utilized for calculating changes in NAV during the period and actual shares outstanding utilized in computing ending NAV and other minor changes

(4) See reconciliation of DNII per share to Net Investment Income per share and Non-GAAP Information disclosures included on pages 37 and 47 of this presentation

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 38

MAIN ST CAPITAL CORPORATION

MAIN Balance Sheet Summary

($ in 000's, except per share amounts)	Q4 19	Q1 20	Q2 20	Q3 20	Q4 20
LMM Portfolio Investments	$ 1,206,865	$ 1,168,150	$ 1,188,006	$ 1,228,060	$ 1,285,521
Middle Market Portfolio Investments	522,083	418,442	410,501	441,292	445,610
Private Loan Investments	692,117	629,094	653,824	743,684	740,371
Other Portfolio Investments	106,739	95,481	98,142	100,529	96,604
External Investment Manager	74,520	61,580	69,080	71,080	116,760
Cash and Cash Equivalents	55,246	54,188	68,539	27,121	31,919
Other Assets	53,979	48,553	57,703	45,702	52,579
Total Assets	$ 2,711,549	$ 2,475,488	$ 2,545,795	$ 2,657,468	$ 2,769,364
Credit Facility	$ 300,000	$ 277,000	$ 315,000	$ 253,000	$ 269,000
SBIC Debentures[(1)]	306,188	299,146	308,814	298,835	303,972
Notes Payable[(2)]	507,824	507,892	508,074	635,638	635,653
Other Liabilities	61,147	55,279	42,963	46,813	45,972
Net Asset Value (NAV)	1,536,390	1,336,170	1,370,944	1,423,182	1,514,767
Total Liabilities and Net Assets	$ 2,711,549	$ 2,475,487	$ 2,545,795	$ 2,657,468	$ 2,769,364
Total Portfolio Fair Value as % of Cost	107%	99%	100%	102%	107%
Common Stock Price Data:					
High Close	$ 43.68	$ 45.00	$ 35.82	$ 33.01	$ 32.59
Low Close	41.27	15.74	17.34	28.66	27.39
Quarter End Close	43.11	20.51	31.13	29.57	32.26

(1) Includes adjustment to the face value of MSC II SBIC debentures pursuant to the fair value method of accounting elected for such MSC II SBIC borrowings for the periods from Q4 19 to Q1 20; Total par value of MAIN's SBIC debentures at December 31, 2020 was $309.8 million
(2) Includes $450.0 million of 5.20% Notes due May 2024 and $185.0 million of 4.50% Notes due December 2022

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 39

MAIN ST CAPITAL CORPORATION

MAIN Liquidity and Capitalization

($ in 000's)	Q4 19	Q1 20	Q2 20	Q3 20	Q4 20
Cash and Cash Equivalents	$ 55,246	$ 54,188	$ 68,539	$ 27,121	$ 31,919
Availability Under Credit Facility[1]	405,000	463,000	425,000	487,000	511,000
Remaining SBIC Debentures Capacity	35,200	20,200	35,200	45,200	40,200
Total Liquidity	$ 495,446	$ 537,388	$ 528,739	$ 559,321	$ 583,119
Debt at Par Value:					
Credit Facility[1]	$ 300,000	$ 277,000	$ 315,000	$ 253,000	$ 269,000
SBIC Debentures	311,800	304,800	314,800	304,800	309,800
Notes Payable[2]	510,000	510,000	510,000	635,000	635,000
Total Debt	1,121,800	1,091,800	1,139,800	1,192,800	1,213,800
Net Asset Value (NAV)	1,536,390	1,336,170	1,370,944	1,423,182	1,514,767
Total Capitalization	$ 2,658,190	$ 2,427,970	$ 2,510,744	$ 2,615,982	$ 2,728,567
Debt to NAV Ratio[3]	0.73 to 1.0	0.82 to 1.0	0.83 to 1.0	0.84 to 1.0	0.80 to 1.0
Non-SBIC Debt to NAV Ratio[4], [7]	0.53 to 1.0	0.59 to 1.0	0.60 to 1.0	0.62 to 1.0	0.60 to 1.0
Net Debt to NAV Ratio[5], [7]	0.69 to 1.0	0.78 to 1.0	0.78 to 1.0	0.82 to 1.0	0.78 to 1.0
Interest Coverage Ratio[6]	4.33 to 1.0	4.25 to 1.0	4.12 to 1.0	3.97 to 1.0	4.00 to 1.0

(1) As of December 31, 2020, MAIN's credit facility had $780.0 million in total commitments with an accordion feature to increase up to $800.0 million; Borrowings under this facility are available to provide additional liquidity for investment and operational activities
(2) Includes both the par value of the 5.20% notes ($450.0 million) and the 4.50% notes ($185.0 million).
(3) SBIC Debentures are not included as "senior debt" for purposes of the BDC 200% asset coverage requirements pursuant to exemptive relief received by MAIN; Debt to NAV Ratio is calculated based upon the par value of debt
(4) Non-SBIC Debt to NAV Ratio is calculated based upon the par value of debt of both the credit facility and notes payable
(5) Net debt in this ratio includes par value of total debt less cash and cash equivalents
(6) DNII[7] + interest expense / interest expense on a trailing twelve month basis
(7) See reconciliation of DNII to Net Investment Income and Non-GAAP Information disclosures included on pages 37 and 47 of this presentation.

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 40

Stable, Long-Term Leverage – Significant Unused Capacity Facility MAIN maintains a conservative capital structure, with limited overall leverage and low cost, long-term debt Capital structure is designed to correlate to and complement the expected duration and fixed/floating rate nature of investment portfolio assets $780.0 million Credit Facility September 2023 (fully revolving until maturity) L+1.875% floating (2.0%(3)) $269.0 million (2) Redeemable at MAIN's option at any time, subject to certain make whole provisions; Matures December 1, 2022 Notes Payable 4.5% fixed $185.0 million Redeemable at MAIN's option at any time, subject to certain make whole provisions; Matures May 1, 2024 Notes Payable 5.2% fixed $450.0 million Various dates between 2021 - 2031 (weighted average duration = 5.4 years) 3.4% fixed (weighted average) SBIC Debentures (4) $309.8 million (1) Does not include the $300.0 million of 3.00% Notes due July 2026, which were issued in January 2021, the proceeds from which were used to repay borrowings under the credit facility on a short-term basis As of December 31, 2020, MAIN’s credit facility had $780.0 million in total commitments with an accordion feature to increase up to $800.0 million; Borrowings under this facility are available to provide additional liquidity for investment and operational activities Revolver rate reflects the rate based on LIBOR as of December 31, 2020 and effective as of the contractual reset date as of January 1, 2021 MAIN’s SBIC licenses provided for total SBIC debenture capacity of $350.0 million, resulting in undrawn capacity at December 31, 2020 of $40.2 million (2) (3) (4) Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 41 (1) Interest Rate Maturity Principal Draw n

MAIN ST CAPITAL CORPORATION

Long-term Maturity of Debt Obligations

MAIN's conservative capital structure provides long-term access to attractively-priced and structured debt facilities

- Allows for investments in assets with long-term holding periods / illiquid positions and greater yields and overall returns
- Provides downside protection and liquidity through economic cycles
- Allows MAIN to be opportunistic during periods of economic uncertainty



$400
$350
$300
$250
$200
$150
$100
$50
$0
(in millions)
$40.0
$185.0
$16.0
$269.0
$325.0
$63.8
$75.0
$75.0
$35.0
$5.0
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
Credit Facility (1)
SBIC debentures
4.50% Notes due 2022 (2)
5.20% Notes due 2024 (3)

(1) As of December 31, 2020, MAIN's credit facility had $780.0 million in total commitments with an accordion feature to increase up to $800.0 million; Borrowings under this facility are available to provide additional liquidity for investment and operational activities
(2) Issued in November 2017; redeemable at MAIN's option at any time, subject to certain make-whole provisions
(3) Originally issued in April 2019 with follow-on issuances in December 2019 and July 2020; redeemable at MAIN's option at any time, subject to certain make-whole provisions

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 42

MAIN ST
CAPITAL CORPORATION

Interest Rate Impact and Sensitivity

While MAIN's financial results are subject to significant impact from changes in interest rates, upside is greater than downside due to majority fixed rate debt obligations and majority floating rate debt investments with minimum interest rate floors

- 78% of MAIN's outstanding debt obligations have fixed interest rates(4), limiting the increase in interest expense
- 71% of MAIN's debt investments bear interest at floating rates(4), the majority of which contain contractual minimum index rates, or "interest rate floors" (weighted-average floor of approximately 110 basis points)(5)
- Provides MAIN the opportunity to achieve significant increases in net investment income if interest rates increase, with limited remaining negative impact if interest rates decrease

The following table illustrates the approximate annual changes in the components of MAIN's net investment income due to hypothetical increases (decreases) in interest rates(1)(2) (dollars in thousands):

Basis Point Increase (Decrease) in Interest Rate	Increase (Decrease) in Interest Income	(Increase) Decrease in Interest Expense(3)	Increase (Decrease) in Net Investment Income	Increase (Decrease) in Net Investment Income per Share(6)
(100)	(388)	416	28	0.00
(50)	(371)	416	45	0.00
25	477	(673)	(196)	(0.00)
50	985	(1,345)	(360)	(0.01)
75	1,647	(2,018)	(371)	(0.01)
100	4,009	(2,690)	1,319	0.02
125	6,845	(3,363)	3,482	0.05
150	10,024	(4,035)	5,989	0.09

(1) Assumes no changes in the portfolio investments, outstanding revolving credit facility borrowings or other debt obligations existing as of December 31, 2020

(2) Assumes that all LIBOR and prime rates would change effective immediately on the first day of the period; However, the actual contractual LIBOR rate reset dates would vary in future periods generally on either a monthly or quarterly basis across both the investments and our revolving credit facility

(3) The hypothetical (increase) decrease in interest expense would be impacted by the changes in the amount of debt outstanding under our revolving credit facility, with interest expense (increasing) decreasing as the debt outstanding under our revolving credit facility increases (decreases)

(4) As of December 31, 2020

(5) Weighted-average interest rate floor calculated based on debt principal balances as of December 31, 2020

(6) Per share amount is calculated using shares outstanding as of December 31, 2020

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 43

Significant Management Ownership / Investment Significant equity ownership by MAIN’s management team, coupled with internally managed structure, provides alignment of interest between MAIN’s management and our shareholders Management (1) 3,334,330 $107,565,486 (1) (2) Includes members of MAIN’s executive and senior management team and the members of MAIN’s Board of Directors Includes 1,146,749 shares, or approximately $30.1 million, purchased by Management as part of, or subsequent to, the MAIN IPO, including 14,542 shares, or approximately $0.4 million, purchased, directly or through MAIN’s dividend reinvestment plan, in the quarter ended December 31, 2020 Based upon closing market price of $32.26/share on December 31, 2020 (3) Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 44 # of Shares (2) December 31, 2020 (3)

MAIN Total Return Performance Since IPO COVID Pandemic Recessionary Period Notes: (1) (2) Assumes dividends reinvested on date paid The Main Street Peer Group includes all BDCs that have been publicly-traded for at least one year and that have total assets greater than $500 million based on individual SEC Filings as of December 31, 2019; specifically includes: AINV, ARCC, BBDC, BKCC, CCAP, CGBD, CSWC, FDUS, FSK, GAIN, GBDC, GSBD, HTGC, MRCC, NEWT, NMFC, OCSI, OCSL, OFS, PFLT, PNNT, PSEC, SAR, SCM, SLRC, SUNS, TCPC, TPVG, TSLX and WHF. Main Street Peer Group is equal weighted Indexed as of October 5, 2007 and last trading date is December 31, 2020 (3) (4) Consistent market outperformance through various economic cycles Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 45

Executive Summary Unique focus on under-served Lower Middle Market • • • Inefficient asset class with less competition Unique market opportunity with attractive risk-adjusted returns Generally first lien, senior secured debt investments plus meaningful equity participation Invest in complementary interest-bearing Private Loan and Middle Market debt investments • • • Lower risk / more liquid asset class Opportunity for consistent investment activity Generally first lien, senior secured debt investments Growing Asset Management Business drives additional investment income Efficient internally managed operating structure drives greater shareholder returns • • • Alignment of interests between management and our shareholders Maintains the lowest operating cost structure in the BDC industry Favorable operating cost comparison to other yield oriented investment options Attractive, recurring monthly dividend yield and historical net asset value per share growth • Periodic increases in monthly dividends • Increase in net asset value per share creates opportunity for stock price appreciation Strong liquidity and stable capitalization for sustainable growth Highly invested management team with successful track record Niche investment strategy with lower correlation to broader debt / equity markets Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 46

Non-GAAP Information Distributable net investment income is net investment income, as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, excluding the impact of share-based compensation expense which is non-cash in nature. MAIN believes presenting distributable net investment income and the related per share amount is useful and appropriate supplemental disclosure of information for analyzing its financial performance since share-based compensation does not require settlement in cash. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, distributable net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial performance. Net Debt to NAV Ratio is calculated as the Debt to NAV Ratio as determined in accordance with U.S. GAAP, except that total debt is reduced by cash and cash equivalents. The Non-SBIC Debt to NAV Ratio is calculated in the same manner as the Debt to NAV Ratio, except that outstanding SBIC debentures are excluded from the debt pursuant to an exemptive order Main Street received from the Securities and Exchange Commission. Main Street believes presenting the Net Debt to NAV Ratio is useful and appropriate supplemental disclosure for analyzing its financial position and leverage. Main Street believes presenting the Non-SBIC Debt to NAV Ratio is useful and appropriate supplemental disclosure because Main Street, a business development company, is permitted to exclude such borrowings from its regulatory asset coverage ratio calculation pursuant to an exemptive order received from the Securities and Exchange Commission. However, the Net Debt to NAV Ratio and the Non-SBIC Debt to NAV Ratio are non-U.S. GAAP measures and should not be considered as replacements for the Debt to NAV Ratio and other financial measures presented in accordance with U.S. GAAP. Instead, the Net Debt to NAV Ratio and the Non-SBIC Debt to NAV Ratio should be reviewed only in connection with such financial position. U.S. GAAP measures in analyzing Main Street's Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 47

MAIN ST CAPITAL CORPORATION

MAIN Corporate Data

Please visit our website at www.mainstcapital.com for additional information

Board of Directors

Valerie L. Banner
SVP, Governance & Risk
Exterran Corporation

Vincent D. Foster
Executive Chairman
Main Street Capital Corporation

Arthur L. French
Retired CEO/Executive

J. Kevin Griffin
SVP, Financial Planning & Analysis
Novant Health, Inc.

Dwayne L. Hyzak
CEO
Main Street Capital Corporation

John E. Jackson
President & CEO
Spartan Energy Partners, LP
CSI Compressco LP

Brian E. Lane
CEO & President
Comfort Systems USA

Kay Matthews
Board of Directors
SVB Financial Group and Coherent, Inc.

Dunia A. Shive
Board of Directors
Kimberly-Clark Corporation and Trinity Industries, Inc.

Board of Directors (cont.)

Stephen B. Solcher
Executive Advisor
BMC Software

Executive Officers

Dwayne L. Hyzak
Chief Executive Officer

David L. Magdol
President & Chief Investment Officer

Vincent D. Foster
Executive Chairman

Jesse E. Morris
Chief Operating Officer and Executive Vice President

Brent D. Smith
Chief Financial Officer & Treasurer

Jason B. Beauvais
SVP, General Counsel, Secretary & Chief Compliance Officer

Nicholas T. Meserve
Managing Director

Lance A. Parker
Vice President & Chief Accounting Officer

Research Coverage

Mitchel Penn
Janney Montgomery Scott
(410) 583-5976

Robert J. Dodd
Raymond James
(901) 579-4560

Kenneth S. Lee
RBC Capital Markets
(212) 905-5995

Michael Ramirez
Truist Securities
(404) 926-5607

Corporate Headquarters

1300 Post Oak Blvd, 8th Floor
Houston, TX 77056
Tel: (713) 350-6000
Fax: (713) 350-6042

Independent Registered Public Accounting Firm

Grant Thornton, LLP
Houston, TX

Corporate Counsel

Dechert, LLP
Washington, D.C.

Securities Listing

Common Stock – NYSE: MAIN

Transfer Agent

American Stock Transfer & Trust Co.
Tel: (800) 937-5449
www.astfinancial.com

Investor Relation Contacts

Dwayne L. Hyzak
Chief Executive Officer

Brent D. Smith
Chief Financial Officer

Tel: (713) 350-6000

Ken Dennard
Zach Vaughan
Dennard Lascar Investor Relations
Tel: (713) 529-6600

Management Executive Committee

Dwayne L. Hyzak, Chief Executive Officer

David L. Magdol, President & Chief Investment Officer

Vincent D. Foster, Executive Chairman

Investment Committee

Dwayne L. Hyzak, Chief Executive Officer

David L. Magdol, President & Chief Investment Officer

Vincent D. Foster, Executive Chairman

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 48

MAIN ST
CAPITAL CORPORATION

Debt Capital Markets Presentation

Fourth Quarter – 2020

Main Street Capital Corporation NYSE: MAIN mainstcapital.com

Disclaimers Main Street Capital Corporation (MAIN) cautions that statements in this presentation that are forward-looking, and provide other than historical information, involve risks and uncertainties that may impact our future results of operations. The forward-looking statements in this presentation are based on current conditions as of February 25, 2021, and include, but are not limited to, statements regarding our goals, beliefs, strategies, future operating results and cash flows, operating expenses, investment originations and performance, available capital, payment and the tax attributes of future dividends and stakeholder returns. Although our management believes that the expectations reflected in any forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; the potential impacts of the COVID-19 pandemic on our and our portfolio companies’ business and operations, liquidity and access to capital, and on the U.S. and global economies, including public health requirements in response to the pandemic; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact our operations or the operations of our portfolio companies; the operating and financial performance of our portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in our filings with the Securities and Exchange Commission (www.sec.gov), including our most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to update the MAIN has filed a registration statement (including a prospectus and prospectus supplements) with the SEC for any offering to which this communication may relate and may file one or more supplements to the prospectus in the future. Before you invest in any of MAIN’s securities, you should read the registration statement and the applicable prospectus and prospectus supplement(s) in order to fully understand all of the implications and risks of an offering of MAIN’s securities. You should also read other documents MAIN has filed with the SEC for more complete information about MAIN and its securities offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MAIN will arrange to send you any applicable prospectus and prospectus supplement if you request such materials by calling us at (713) 350-6000. These materials are also made available, free of charge, on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this communication. The summary descriptions and other information included herein are intended only for informational purposes and convenient reference. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Before making an investment decision with respect to MAIN, investors are advised to carefully review an applicable prospectus to review the risk factors described or incorporated by reference therein, and to consult with their tax, financial, investment and legal advisors. These materials do not purport to be complete, and are qualified in their entirety by reference to the more detailed disclosures contained in an applicable prospectus and MAIN’s related documentation. information contained herein to reflect subsequently occurring circumstances, except as required by applicable securities regulations. events or laws and Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 2

Main Street Capital Corporation 4th Quarter – 2020 Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 3

MAIN is a Principal Investor in Private Debt and Equity Hybrid debt and equity investment strategy, internally managed operating structure and focus on Lower Middle Market differentiates MAIN from other investment firms Conservative capital structure with S&P rating of BBB-/Stable outlook Internally-managed Business Development Company (BDC) • • IPO in 2007 $4.3 billion in capital under management(1) – $3.3 billion internally at MAIN(1) – $1.0 billion as the investment adviser to external parties(1) Primarily invests in the under-served Lower Middle Market (LMM) • Targets companies with revenue between $10 million - $150 million; EBITDA between $3 million - $20 million Provides single source solutions including a combination of first lien, senior secured debt and equity financing • Debt investments in Middle Market companies •Issuances of first lien, senior secured and/or rated debt investments •Larger companies than LMM investment strategy Debt investments originated in collaboration with other funds •First lien, senior secured debt investments in privately held companies originated through strategic relationships with other investment funds •Similar in size, structure and terms to LMM and Middle Market investments Attractive asset management advisory business Significant management ownership / investment in MAIN Headquartered in Houston, Texas (1) Capital under management includes undrawn portion of debt capital as of December 31, 2020 Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 4

Investment(1) Investment Portfolio – By Type of Total Investment Portfolio $2,684.9 million Total Debt Investments $1,807.1 million Debt Investments, 67.3%, $1,807.1m First Lien Debt, 95.6%, $1,728.0m Other Portfolio, 3.6%, $96.6m Equity, 29.1%, $781.2m Junior Debt, 4.4%, $79.1m (1) Fair value as of December 31, 2020 Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 5

Unique Investment Strategy MAIN’s investment strategy differentiates MAIN from its competitors and provides highly attractive risk-adjusted returns Business Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 6 Asset Management •Monetizing value of MAIN’s intangible assets •Significant contribution to net investment income •Source of stable, recurring fee income •Returns benefit MAIN stakeholders due to internally managed structure Middle Market •Larger companies than LMM strategy, with EBITDA between $20 - $100 million •First lien, senior secured debt investments •Floating rate debt investments •Large addressable market •Can provide source of liquidity for MAIN as needed Private Loans •Companies that are similar in size to LMM and Middle Market • First lien, senior secured debt investments in privately held companies originated through strategic relationships with other investment funds •Floating rate debt investments •Proprietary investments that can be difficult for investors to access •Investments with attractive risk-adjusted returns Lower Middle Market (LMM) •Proprietary investments that are difficult for investors to access •Companies with $10 - $150 million of revenues and $3 - $20 million of EBITDA •Customized financing solutions which include a combination of first lien, senior secured debt and equity •Large addressable market •High cash yield from debt investments •Dividend income, NAV growth and net realized gains from equity investments

Portfolio Highlights(1) The benefits of MAIN’s unique investment strategy has resulted in a high quality, diversified and mature investment portfolio floating rates(2) 8.7%(3) including $96.6 million of Other Portfolio • 96% of debt investments are first lien(2) floating rates(2) investments of 9.5%(3) (1) (2) (3) As of December 31, 2020; investment amounts at fair value, unless otherwise noted As of December 31, 2020; based on cost As of December 31, 2020; weighted-average effective yield based on principal and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status; Weighted average yield is calculated using the applicable floating rate as of December 31, 2020 Includes $116.8 million of equity investment relating to MAIN’s wholly owned unconsolidated subsidiary, MSC Adviser I, LLC (4) Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 7 Total Portfolio(4) • $2,684.9 million of total investments • 188 companies • $1,807.1 million of debt investments (67%) • $877.8 million of equity investments (33%), investments (4%) • 71% of debt investments bear interest at • Weighted-average effective yield on debt Middle Market •$445.6 million of total investments •42 companies •$427.3 million of debt investments (96% of Middle Market portfolio) •92% of debt investments are first lien(2) •Average investment size of $11.6 million(2) •93% of debt investments bear interest at floating rates(2) •Weighted-average effective yield of 7.9%(3) Private Loans •$740.4 million of total investments •63 companies •$703.4 million of debt investments (95% of Private Loan portfolio) •95% of debt investments are first lien(2) •Average investment size of $12.2 million(2) •93% of debt investments bear interest at •Weighted-average effective yield of Lower Middle Market • $1,285.5 million of total investments • 70 companies • $676.4 million of debt investments (53%) • $609.1 million of equity investments (47%) • Typical initial investment target of 75% debt / 25% equity • 98% of debt investments are first lien(2) • Average investment size of $18.4 million at fair value or $15.8 million at cost • Weighted-average effective yield on debt of 11.6%(3)

Business Development Company (BDC) Background Created by Congress in 1980 through the Small Business Investment Incentive Act of 1980 to facilitate the flow of capital to small and mid-sized U.S. businesses Highly regulated by the Securities and Exchange Commission under the Investment Company Act of 1940 (1940 Act) Provide a way for individual investors to participate in equity and debt investments in private companies Leverage • Regulatory restrictions on debt leverage levels require BDCs to maintain conservative leverage Must maintain an asset to debt coverage ratio of at least 2.0x, unless the BDC has obtained Board or Shareholder approval to decrease the required asset to debt coverage ratio to 1.5x as provided for under the Small Business Credit Availability Act passed in December 2017 • Full Transparency • • Detailed schedule of all investments (and related key terms) in quarterly reporting Quarterly fair value mark to market accounting Income Tax Treatment • As a Regulated Investment Company (RIC), BDCs generally do not pay corporate income taxes To maintain RIC status and avoid paying corporate income taxes, BDCs must distribute at least 90% of taxable income (other than net capital gain) to investors To avoid federal excise taxes, BDCs must distribute at least 98% of taxable income to investors Tax treatment is similar to Real Estate Investment Trusts (REITs) • • • Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 8

MAIN Capital Structure Cash $ 31,919 Debt at parent(1) Credit Facility 5.20% Notes due 2024(2) 4.50% Notes due 2022(2) 269,000 450,000 185,000 9.9% 16.5% 6.8% Debt at subsidiaries SBIC Debentures(2) 309,800 11.4% Book value of equity 1,514,767 55.5% Debt / Capitalization 0.44x Debt / Book equity 0.80x Debt / Enterprise value(3) 0.36x Debt / Market capitalization(3) 0.56x Stock price / Net asset value per share(3) 1.44x (1) Does not include the $300.0 million of 3.00% Notes due July 2026, which were issued in January 2021, the proceeds from which were used to repay borrowings under the credit facility on a short-term basis Debt amounts reflected at par value Based on stock price of $32.26 as of December 31, 2020 (2) (3) Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 9 Total capitalization $ 2,728,567 100.0% Total debt1,213,80044.5% Total debt at subsidiaries309,80011.4% Total debt at parent904,00033.1% Current capitalization ($ in 000's)December 31, 2020% of Capitalization

Conservative Leverage

As of December 31, 2020 ($ in 000's)	Parent[1]	SBICs	Total
Total Assets	$ 2,250,232	$ 519,132	$ 2,769,364
Debt Capital:			
Revolving Credit Facility[2]	269,000	-	269,000
SBIC Debentures	-	303,972	303,972
Notes Payable[3]	635,653	-	635,653
Total Debt	904,653	303,972	1,208,625
Net Asset Value (NAV)	1,304,261	210,506	1,514,767

Key Leverage Stats

	Parent	SBICs	Total
Interest Coverage Ratio[4]	3.94x	4.19x	4.00x
Asset Coverage Ratio[5]	2.49x	1.68x	2.28x
Consolidated Asset Coverage Ratio - Regulatory[6]	N/A	N/A	2.67x
Debt to Assets Ratio	0.40x	0.59x	0.44x
Debt to NAV Ratio[7]	0.69x	1.47x	0.80x
Net Debt to NAV Ratio[8][9]	0.69x	1.36x	0.78x

(1) Assets at the BDC/RIC parent level represent the collateral available to MAIN's debt capital market investors
(2) As of December 31, 2020, MAIN's credit facility had $780.0 million in total commitments with an accordion feature to increase up to $800.0 million
(3) Includes the carry value of both the 5.20% Notes ($451.8 million; $450.0 million par) and the 4.5% Notes ($183.8 million; $185.0 million par), but does not include the $300.0 million of 3.00% Notes due July 2026, which were issued in January 2021, the proceeds from which were used to repay borrowings under the credit facility on a short-term basis
(4) Distributable Net Investment Income (DNII)[9] + interest expense / interest expense on a trailing twelve month basis
(5) Calculated as total assets divided by total debt at par, including SBIC Debentures ($309.8 million), 5.20% Notes ($450.0 million), and 4.50% Notes ($185.0 million)
(6) Calculated per BDC regulations; SBIC Debentures are not included as "senior debt" for purposes of the BDC 200% asset coverage requirements pursuant to exemptive relief received by MAIN
(7) Debt to NAV Ratio is calculated based upon the par value of debt
(8) Net debt in this ratio includes par value of debt less cash and cash equivalents of $7.9 million, $24.0 million and $31.9 million for the Parent, SBICs, and Total, respectively
(9) See reconciliation of DNII to Net Investment Income and Non-GAAP Information disclosures included on pages 37 and 39 of this presentation

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 10

MAIN ST CAPITAL CORPORATION

Conservative Leverage - Regulatory

Passage of the Small Business Credit Availability Act in December 2017 provides the opportunity for BDCs to obtain board or shareholder approval to access additional leverage by lowering the required asset coverage to 1.50x (from 2.00x)

MAIN has historically operated at conservative regulatory leverage levels, in all cases with significant cushion to the historical (2.00x) regulatory limits, and proven through historical performance that MAIN does not require access to additional leverage to generate market leading returns

MAIN's Historical Asset Coverage Ratio:	2013	2014	2015	2016	2017	2018	2019	2020
Consolidated Asset Coverage Ratio - Regulatory[(1)]	3.37x	2.93x	2.92x	2.97x	3.67x	3.22x	2.89x	2.67x
Minimum Required Asset Coverage[(2)]	2.00x	2.00x	2.00x	2.00x	2.00x	2.00x	2.00x	2.00x
Cushion % above Miniumum Required Asset Coverage	69%	47%	46%	49%	84%	61%	45%	34%

(1) Calculated per BDC regulations; SBIC Debentures are not included as "senior debt" for purposes of the 200% Minimum Asset Coverage Ratio requirements pursuant to exemptive relief received by MAIN

(2) Minimum required asset coverage of 2.00x prior to passage of the Small Business Credit Availability Act; Minimum requirement of 2.00x remains in place for all BDCs unless board or shareholder approval is obtained to lower minimum requirement to 1.50x

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 11

Conservative Leverage - Excess Collateral Improves Over Time

MAIN's conservative use of leverage and use of equity to fund its growth results in significant excess collateral that provides protection to lenders

MAIN's management of its capital structure results in reduced risk profile for debt investors over time

Excess collateral available to unsecured lenders has increased by 105% since MAIN's first investment grade ("IG") debt issuance

($ millions)	9/30/2014 (1)	12/31/2020
Total Assets Excluding SBIC Assets	$ 1,137	$ 2,250
Add: Equity Value of SBIC Entities (2)	$ 218	$ 209
Total Collateral Available to Secured Lenders	$ 1,355	$ 2,459
Less: Secured Debt (revolver borrowings)	$ (287)	$ (269)
Excess Collateral Available to Unsecured Lenders	$ 1,068	$ 2,190
Increase since first IG debt issuance (3)		*105%*
Less: Unsecured Debt Outstanding (par value)	(91)	(635) (4)
Remaining Excess Collateral Available to Unsecured Lenders	977	1,555
Increase since first IG debt issuance (3)		*59%*

(1) Most recent information publicly reported prior to first IG debt issuance
(2) Represents asset value in excess of SBIC debt; SBIC assets contain negative pledge in relation to SBIC debt; therefore equity at SBIC entities is effectively collateral for lenders
(3) First IG notes issued in November 2014
(4) Includes additional IG debt issuances in November 2017, April 2019 and December 2019

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 12

Key Credit Highlights

Experienced Management Team with Strong Track Record	• Core executive management team has been together as a team for 15+ years • Extensive investment expertise and relationships • Significant management equity ownership
Efficient and Leverageable Internally Managed Operating Structure	• Meaningful operating cost advantage through efficient internally managed structure • Significant benefits through alignment of interests between management (stock ownership and incentive compensation) and investors • Industry leading operating expense efficiency
Conservative Leverage	• 1940 Act requires a minimum 2.0x regulatory asset coverage ratio(1) • MAIN's asset coverage ratio is ~2.5x at the Parent level; ~2.7x on a regulatory basis • Conservative leverage position further enhanced through ongoing efficient capital raises through at-the-market, or ATM, equity issuance program
Unique Investment Strategy	• Unique investment strategy differentiates MAIN from its competitors and provides highly attractive risk-adjusted returns • Asset management advisory business significantly enhances MAIN's returns to its investors
High Quality Portfolio	• Significant diversification • Debt investments primarily carry a first priority lien on the assets of the business • Permanent capital structure of BDC allows for long-term, patient investment strategy and overall approach

(1) Minimum required asset coverage of 2.00x prior to passage of the Small Business Credit Availability Act; Minimum requirement of 2.00x remains in place unless Board or Shareholder approval is obtained to lower minimum requirement to 1.50x

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 13

MAIN Co-Founders and Executive Management Team • Co-founded MAIN; Joined Main Street group in 2002; affiliated with Main Street group since 1999 Director of acquisitions / integration with Quanta Services (NYSE: PWR) Manager with a Big 5 Accounting Firm’s audit and transaction services groups • • • • • Co-founded MAIN; Joined Main Street group in 2002 Vice President in Lazard Freres Investment Banking Division Vice President of McMullen Group (John J. McMullen’s Family Office) • • • Co-founded MAIN and MAIN predecessor funds (1997) Co-founded Quanta Services (NYSE: PWR) Partner in charge of a Big 5 Accounting Firm’s Corporate Finance/Mergers and Acquisitions practice for the Southwest United States Joined MAIN in 2019 Previously Executive Vice President with Quanta Services (NYSE: PWR) Prior experience with a Big 5 Accounting Firm and a publicly-traded foodservice distribution company • • • • • • Joined MAIN in 2014 Previously CFO with a publicly-traded oilfield services company Prior experience with a Big 5 Accounting Firm and a publicly-traded financial consulting firm • • Joined MAIN in 2008 Previously attorney for Occidental Petroleum Corporation (NYSE: OXY) and associate in the corporate and securities section at Baker Botts LLP (1) (2) (3) (4) (5) Member of MAIN Executive Committee Member of MAIN Investment Committee Chief Investment Officer Chief Operating Officer Chief Compliance Officer Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 14 Jason Beauvais; JD SVP, GC, CCO(5) and Secretary Brent Smith; CPA CFO and Treasurer Jesse Morris; CPA COO(4) and Executive Vice President Vince Foster; CPA & JD(1)(2) Executive Chairman David Magdol(1)(2) President and CIO(3) Dwayne Hyzak; CPA(1)(2) CEO

Significant Management Ownership / Investment Significant equity ownership by MAIN’s management team, coupled with internally managed structure, provides alignment of interest between MAIN’s management and our stakeholders Management (1) 3,334,330 $107,565,486 (1) (2) Includes members of MAIN’s executive and senior management team and the members of MAIN’s Board of Directors Includes 1,146,749 shares, or approximately $30.1 million, purchased by Management as part of, or subsequent to, the MAIN IPO, including 14,542 shares, or approximately $0.4 million, purchased, directly or through MAIN’s dividend reinvestment plan, in the quarter ended December 31, 2020 Based upon closing market price of $32.26/share on December 31, 2020 (3) Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 15 # of Shares (2) December 31, 2020 (3)

Efficient and Leverageable Operating Structure MAIN’s internally managed operating structure provides significant operating leverage and greater returns for our stakeholders “Internally managed” structure means no external management fees or expenses are paid Alignment of interest between management and investors • Greater incentives to maximize increases to shareholder value and rationalize debt and equity capital raises 100% of MAIN’s management efforts and activities are for the benefit of the BDC • MAIN targets total operating expenses(1) as a percentage of average assets (Operating Expense to Assets Ratio) at or less than 2% • • Long-term actual results have significantly outperformed target Industry leading Operating Expense to Assets Ratio of 1.3% Significant portion of total operating expenses (1) are non-cash • Non-cash expense for restricted stock amortization was 30.9% of total operating expenses (1) Operating Expense to Assets Ratio of 0.9% excluding non-cash restricted stock amortization expense • (1) Total operating expenses, including non-cash share-based compensation expense and excluding interest expense Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 16

MAIN Maintains a Significant Operating Cost Advantage



Operating Expenses as a Percentage of Total Assets(1)
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
MAIN (2)
MAIN Excl. Share-Based Comp. (3)
Other BDCs (4)(5)
Other BDCs Excl. Share-Based Comp. (4)(6)
Commercial Banks (7)

(1) Total operating expenses excluding interest expense
(2) For the year ended December 31, 2020
(3) For the year ended December 31, 2020, excluding non-cash share-based compensation expense
(4) Other BDCs includes dividend paying BDCs that have been publicly-traded for at least two years and have total assets greater than $500 million based on individual SEC Filings as of December 31, 2019; specifically includes: AINV, ARCC, BBDC, BKCC, CCAP, CGBD, CSWC, FDUS, FSK, GAIN, GBDC, GSBD, HTGC, MRCC, NEWT, NMFC, OCSI, OCSL, OFS, PFLT, PNNT, PSEC, SAR, SCM, SLRC, SUNS, TCPC, TPVG, TSLX and WHF
(5) Calculation represents the average for the companies included in the group and is based upon the trailing twelve month period ended September 30, 2020 as derived from each company's SEC filings
(6) Calculation represents the average for the companies included in the group and excludes non-cash share-based compensation. Based upon the trailing twelve month period ended September 30, 2020 as derived from each company's SEC filings
(7) Source: SNL Financial. Calculation represents the average for the trailing twelve month period ended September 30, 2020 and includes commercial banks with a market capitalization between $500 million and $3 billion

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 17

Stable, Long-Term Leverage – Significant Unused Capacity Facility MAIN maintains a conservative capital structure, with limited overall leverage and low cost, long-term debt Capital structure is designed to correlate to and complement the expected duration and fixed/floating rate nature of investment portfolio assets $780.0 million Credit Facility September 2023 (fully revolving until maturity) L+1.875% floating (2.0%(3)) $269.0 million (2) Redeemable at MAIN's option at any time, subject to certain make whole provisions; Matures December 1, 2022 Notes Payable 4.5% fixed $185.0 million Redeemable at MAIN's option at any time, subject to certain make whole provisions; Matures May 1, 2024 Notes Payable 5.2% fixed $450.0 million Various dates between 2021 - 2031 (weighted average duration = 5.4 years) 3.4% fixed (weighted average) SBIC Debentures (4) $309.8 million (1) Does not include the $300.0 million of 3.00% Notes due July 2026, which were issued in January 2021, the proceeds from which were used to repay borrowings under the credit facility on a short-term basis As of December 31, 2020, MAIN’s credit facility had $780.0 million in total commitments with an accordion feature to increase up to $800.0 million; Borrowings under this facility are available to provide additional liquidity for investment and operational activities Revolver rate reflects the rate based on LIBOR as of December 31, 2020 and effective as of the contractual reset date as of January 1, 2021 MAIN’s SBIC licenses provided for total SBIC debenture capacity of $350.0 million, resulting in undrawn capacity at December 31, 2020 of $40.2 million (2) (3) (4) Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 18 (1) Interest Rate Maturity Principal Draw n

MAIN ST CAPITAL CORPORATION

Long-term Maturity of Debt Obligations

MAIN's conservative capital structure provides long-term access to attractively-priced and structured debt facilities

- Allows for investments in assets with long-term holding periods / illiquid positions and greater yields and overall returns
- Provides downside protection and liquidity through economic cycles
- Allows MAIN to be opportunistic during periods of economic uncertainty



$400
$350
$300
$250
$200
$150
$100
$50
$0
(in millions)
$40.0
$185.0
$16.0
$269.0
$325.0
$63.8
$75.0
$75.0
$35.0
$5.0
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
Credit Facility (1)
SBIC debentures
4.50% Notes due 2022 (2)
5.20% Notes due 2024 (3)

(1) As of December 31, 2020, MAIN's credit facility had $780.0 million in total commitments with an accordion feature to increase up to $800.0 million; Borrowings under this facility are available to provide additional liquidity for investment and operational activities

(2) Issued in November 2017; redeemable at MAIN's option at any time, subject to certain make-whole provisions

(3) Originally issued in April 2019 with follow-on issuances in December 2019 and July 2020; redeemable at MAIN's option at any time, subject to certain make-whole provisions

Main Street Capital Corporation NYSE: MAIN mainstcapital.com

Page 19

MAIN ST CAPITAL CORPORATION

Interest Rate Impact and Sensitivity

While MAIN's financial results are subject to significant impact from changes in interest rates, upside is greater than downside due to majority fixed rate debt obligations and majority floating rate debt investments with minimum interest rate floors

- 78% of MAIN's outstanding debt obligations have fixed interest rates[4], limiting the increase in interest expense
- 71% of MAIN's debt investments bear interest at floating rates[4], the majority of which contain contractual minimum index rates, or "interest rate floors" (weighted-average floor of approximately 110 basis points)[5]
- Provides MAIN the opportunity to achieve significant increases in net investment income if interest rates increase, with limited remaining negative impact if interest rates decrease

The following table illustrates the approximate annual changes in the components of MAIN's net investment income due to hypothetical increases (decreases) in interest rates[1][2] (dollars in thousands):

Basis Point Increase (Decrease) in Interest Rate	Increase (Decrease) in Interest Income	(Increase) Decrease in Interest Expense[3]	Increase (Decrease) in Net Investment Income	Increase (Decrease) in Net Investment Income per Share[6]
(100)	(388)	416	28	0.00
(50)	(371)	416	45	0.00
25	477	(673)	(196)	(0.00)
50	985	(1,345)	(360)	(0.01)
75	1,647	(2,018)	(371)	(0.01)
100	4,009	(2,690)	1,319	0.02
125	6,845	(3,363)	3,482	0.05
150	10,024	(4,035)	5,989	0.09

(1) Assumes no changes in the portfolio investments, outstanding revolving credit facility borrowings or other debt obligations existing as of December 31, 2020

(2) Assumes that all LIBOR and prime rates would change effective immediately on the first day of the period; However, the actual contractual LIBOR rate reset dates would vary in future periods generally on either a monthly or quarterly basis across both the investments and our revolving credit facility

(3) The hypothetical (increase) decrease in interest expense would be impacted by the changes in the amount of debt outstanding under our revolving credit facility, with interest expense (increasing) decreasing as the debt outstanding under our revolving credit facility increases (decreases)

(4) As of December 31, 2020

(5) Weighted-average interest rate floor calculated based on debt principal balances as of December 31, 2020

(6) Per share amount is calculated using shares outstanding as of December 31, 2020

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 20

At-The-Market (ATM) Equity Program Provides permanent capital to match indefinite or long-term holding period for LMM investments ATM Equity Program provides efficient, low cost capital Facilitates maintenance of conservative leverage position • Provides permanent capital to match growth of LMM investments on an as-needed basis Provides significant economic cost savings compared to traditional overnight equity offerings Issued equity is accretive to NAV per share Provides significant benefits vs traditional overnight equity offerings • • Provides equity capital and liquidity on an as-needed basis, avoiding dilution from larger overnight equity offerings Provides equity capital at significantly lower cost Avoids negative impact to stock price from larger overnight equity offerings • • Raised net proceeds of $517.9 million since inception in 2015(1) •Average sale price is approximately 61% above average NAV per share over same period(1) •Resulted in economic cost savings of approximately $26.3 million when compared to traditional overnight equity offering(1)(2) (1) Through December 31, 2020 (2) Assumes 6% all-in cost for traditional overnight equity offering Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 21

Lower Middle Market (LMM) Investment Strategy LMM investment strategy differentiates MAIN from its competitors and provides attractive risk-adjusted returns Investment Objectives • High cash yield from secured debt investments (10.9% weighted-average cash coupon as of December 31, 2020); plus Dividend income and periodic capital gains from equity investments • Investments are structured for (i) protection of capital, (ii) high recurring income and (iii) meaningful capital gain opportunity Focus on self-sponsored, “one stop” financing opportunities • • • • Partner with business owners and entrepreneurs Recapitalization, buyout, growth and acquisition capital Extensive network of grass roots referral sources Strong and growing “Main Street” brand recognition / reputation Provide customized financing solutions Investments have low correlation to the broader debt and equity markets and attractive risk-adjusted returns Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 22

LMM Investment Opportunity MAIN targets LMM investments in established, profitable companies Characteristics of LMM provide beneficial risk-reward investment opportunities Large and critical portion of U.S. economy •175,000+ domestic LMM businesses(1) LMM is under-served from a capital perspective and less competitive Inefficient asset class generates pricing inefficiencies •Typical entry enterprise values between 4.5X – 6.5X EBITDA •Typical entry leverage multiples between 2.0X – 4.0X EBITDA to MAIN debt investment Partner relationship with the management teams of our portfolio companies vs a “commoditized vendor of capital” (1) Source: U.S. Census 2012 – U.S. Data Table by Enterprise Receipt Size; 2012 County Business Patterns and 2012 Economic Census; includes Number of Firms with Enterprise Receipt Size between $10,000,000 and $99,999,999 Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 23

Private Loan Investment Strategy Investment Objectives Private Loan portfolio investments are primarily debt investments in privately held companies which have been originated through strategic relationships with other investment funds on a collaborative basis, and are often referred to in the debt markets as “club deals” • Access proprietary investments with attractive risk-adjusted return characteristics Generate cash yield to support MAIN monthly dividend • Investment Characteristics • Investments in companies that are consistent with the size of companies in our LMM and Middle Market portfolios Proprietary investments originated through strategic relationships with other investment funds on a collaborative basis Current Private Loan portfolio companies have weighted-average EBITDA of approximately $58.1 million(1) • • Investments in secured debt investments •First lien, senior secured debt investments •Floating rate debt investments 8% – 12% targeted gross yields • • Weighted-average effective yield(2) of 8.7%(3) Net returns positively impacted by lower overhead requirements and modest use of leverage Floating rate debt investments provide matching with MAIN’s floating rate credit facility • (1) (2) This calculation excludes four Private Loan portfolio companies as EBITDA is not a meaningful metric for these portfolio companies Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status Weighted-average effective yield is calculated using the applicable floating interest rate as of December 31, 2020 (3) Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 24

Middle Market Debt Investment Strategy Investment Objective •Generate cash yield to support MAIN monthly dividend MAIN maintains a portfolio of debt investments in Middle Market companies Investments in secured and/or rated debt investments •First lien, senior secured debt investments •Floating rate debt investments Larger companies than the LMM investment strategy •Current Middle Market portfolio companies have weighted-average EBITDA of approximately $76.5 million(1) Large and critical portion of U.S. economy •Nearly 200,000 domestic Middle Market businesses(2) More relative liquidity than LMM investments 6% – 10% targeted gross yields •Weighted-average effective yield(3) of 7.9%(4) •Net returns positively impacted by lower overhead requirements and modest use of leverage •Floating rate debt investments provide matching with MAIN’s floating rate credit facility (1) (2) (3) This calculation excludes one Middle Market portfolio company as EBITDA is not a meaningful metric for this portfolio company Source: National Center for The Middle Market; includes number of U.S. domestic businesses with revenues between $10 million and $1 billion Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status Weighted-average effective yield is calculated using the applicable floating interest rate as of December 31, 2020 (4) Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 25

Asset Management Business MAIN’s asset management business represents additional income diversification and the opportunity for greater stakeholder returns MAIN’s internally managed operating structure provides MAIN’s stakeholders the benefits of this asset management business In May 2012, MAIN(1) entered into an investment sub-advisory agreement with the investment adviser to MSC Income Fund, Inc. (“MSIF”)(2), a non-listed BDC • MAIN(1) provided asset management services, including sourcing, diligence and post-investment monitoring MAIN(1) historically received 50% of the total management fees and incentive fees paid by MSIF • – – Base management fee of 2% of total assets Incentive fees – 20% of net investment income above a hurdle rate and 20% of net realized capital gains In October 2020, MAIN(1) closed a transaction with the former investment adviser to MSIF to become the sole investment adviser to and administrator of MSIF • • The fund changed its name to MSC Income Fund, Inc. MAIN(1) receives 100% of the management fees and incentive fees – Base management fee reduced from 2.0% to 1.75% of total assets – No change to incentive fee calculation Benefits to MAIN • No significant increases to MAIN’s operating costs to provide services (utilize existing infrastructure and leverage fixed costs and existing investment capabilities) Monetizing the value of MAIN franchise Significant positive impact on MAIN’s financial results • • $3.2 million contribution to net investment income in the fourth quarter of 2020(3) $9.9 million contribution to net investment income in the year ended December 31, 2020(3) $11.7 million contribution to net investment income for the year ended December 31, 2019(2) $87.3 million of cumulative unrealized appreciation as of December 31, 2020 – – – – (1) (2) (3) Through MAIN’s wholly owned unconsolidated subsidiary, MSC Adviser I, LLC Formerly known as HMS Income Fund, Inc. prior to name change effective October 30, 2020 Contribution to Net Investment Income includes (a) dividend income received by MAIN from MSC Adviser I, LLC and (b) operating expenses allocated from MAIN to MSC Adviser I, LLC Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 26

Total Investment Portfolio Includes complementary LMM debt and equity investments, Private Loan debt investments and Middle Market debt investments Diversity provides structural protection to investment portfolio, revenue sources, income, cash flows Total investment portfolio at fair value consists of approximately 48% LMM / 27% Private Loan / 17% Middle Market / 8% Other(1) Portfolio investments 175 LMM, Private Loan and Middle Market portfolio companies • • Average investment size of $13.5 million(2) Largest individual portfolio company represents 2.8% of total investment income and 2.7% of total portfolio fair value (most investments are less than 1%) Seven non-accrual investments, which represent 1.3% of the total investment portfolio at fair value and 3.6% at cost Weighted-average effective yield(3) of 9.5% • • Significant diversification • • • Issuer Industry Transaction type • • • Geography End markets Vintage (1) (2) (3) Other includes MSC Adviser I, LLC, MAIN’s External Investment Manager As of December 31, 2020; based on cost Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 27

Portfolio Snapshot – Significant Diversification (1) Excludes the External Investment Manager, as described in MAIN’s public filings Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 28 12/31/201712/31/201812/31/201912/31/2020 Number of Portfolio Companies Lower Middle Market70696970 Private Loans54596563 Middle Market62565142 Other Portfolio(1)11111112 Total197195196187 $ Invested - Cost Basis Lower Middle Market$776.5$990.9$1,002.2$1,104.6 % of Total38.7%43.7%41.2%44.4% Private Loans$489.2$553.3$734.8$769.0 % of Total24.4%24.4%30.3%30.9% Middle Market$629.7$608.8$572.3$488.9 % of Total31.4%26.8%23.6%19.7% Other Portfolio(1)$109.4$116.0$118.4$124.7 % of Total5.5%5.1%4.9%5.0% Total$ 2,004.8$2,269.0$2,427.7$2,487.2

Portfolio Snapshot – Significant Diversification (cont.) (1) Excludes the External Investment Manager, as described in MAIN’s public filings Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 29 12/31/2017 12/31/2018 12/31/2019 12/31/2020 $ Invested - Fair Value Lower Middle Market $ 948.2 $ 1,195.0 $ 1,206.9 $ 1,285.5 % of Total 44.5% 50.0% 47.7% 50.1% Private Loans $ 467.5 $ 507.9 $ 692.1 $ 740.4 % of Total 22.0% 21.3% 27.4% 28.8% Middle Market $ 609.3 $ 576.9 $ 522.1 $ 445.6 % of Total 28.6% 24.2% 20.7% 17.4% Other Portfolio(1) $ 104.6 $ 108.3 $ 106.7 $ 96.6 % of Total 4.9% 4.5% 4.2% 3.7% Total $ 2,129.5 $ 2,388.2 $ 2,527.8 $ 2,568.1 % of Total $ Invested in Debt (Cost Basis) Lower Middle Market $ 520.9 $ 680.7 $ 660.1 $ 726.9 % of Total of Lower Middle Market 67.1% 68.7% 65.9% 65.8% Private Loans $ 457.8 $ 514.5 $ 695.5 $ 721.6 % of Total of Total Private Loans 93.6% 93.0% 94.6% 93.8% Middle Market $ 612.4 $ 586.2 $ 542.4 $ 454.6 % of Total of Total Middle Market 97.3% 96.3% 94.8% 93.0% Other Portfolio $ - $ - $ - $ - % of Total of Total Other Portfolio 0.0% 0.0% 0.0% 0.0% Total $ 1,591.1 $ 1,781.3 $ 1,898.0 $ 1,903.1 % of Total Portfolio 79.4% 78.5% 78.2% 75.6%

Portfolio Snapshot – Significant Diversification (cont.) Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 30 12/31/201712/31/201812/31/201912/31/2020 % of Total $ Invested in Debt that is First Lien (Cost Basis) Lower Middle Market$511.0$670.5$647.4$712.6 % of Lower Middle Market98.1%98.5%98.1%98.1% Private Loans$432.6$473.4$663.2$688.2 % of Total Private Loans94.5%92.0%95.4%95.4% Middle Market$554.2$515.4$495.2$420.3 % of Total Middle Market90.5%87.9%91.3%92.4% Other Portfolio$-$-$-$-% of Total Other Portfolio0.0%0.0%0.0%0.0% Total$ 1,497.9$ 1,659.3$ 1,805.8$ 1,821.1 % of Total Portfolio Debt Investments94.1%93.1%95.1%95.7% % of Total Investment Portfolio74.7%73.1%74.4%72.4%

(1) Total Portfolio by Industry (as a Percentage of Cost) Machinery, 6% Aerospace & Defense, 6% Health Care Providers & Services, 5% Commercial Services & Supplies, 5% Software, 5% IT Services, 4% Oil, Gas & Consumable Fuels, 3% Hotels, Restaurants & Leisure, 3% Food Products, 3% Media, 2% Diversified Financial Services, 2% Containers & Packaging, 2% Building Products, 1% Household Durables, 1% Diversified Consumer Services, 1% Food & Staples Retailing, 1% Construction & Engineering, 6% Internet Software & Services, 5% Professional Services, 5% Energy Equipment & Services, 5% Leisure Equipment & Products, 4% Communications Equipment, 3% Specialty Retail, 3% Diversified Telecommunication Services, 3% Tobacco, 2% Distributors, 2% Electronic Equipment, Instruments & Components, 2% Computers & Peripherals, 2% Life Sciences Tools & Services, 1% Trading Companies & Distributors, 1% Transportation Infrastructure, 1% Other, 5% (1) Excluding MAIN’s Other Portfolio investments and the External Investment Manager, as described in MAIN’s public filings, which represent approximately 6% of the total portfolio Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 31

(1) Diversified Total Portfolio (as a Percentage of Cost) tion/ (1) Excluding MAIN’s Other Portfolio investments and the External Investment Manager, as described in MAIN’s public filings, which represent approximately 6% of the total portfolio (2) Based upon portfolio company headquarters and excluding any MAIN investments headquartered outside the U.S., which represent approximately 1% of the total portfolio Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 32 Invested Capital by Geography (2) 21%18%23% 25%13% Invested Capital by Transaction Type LBO/MBO 42% 46% 9% 3% Recapitaliza AcquisitionRefinancing Growth Capital

LMM Investment Portfolio 70 portfolio companies / $1,285.5 million in fair value •48% of total investment portfolio at fair value LMM Investment Portfolio consists of a diversified mix of secured debt and lower cost basis equity investments Debt yielding 11.6%(1) (66% of LMM portfolio at cost) • • • 98% of debt investments have first lien position 65% of debt investments earn fixed-rate interest Approximately 790 basis point net cash interest margin vs “matched” fixed interest rate on SBIC debentures Equity in 99% of LMM portfolio companies representing 38% average ownership position (34% of LMM portfolio at cost) • Opportunity for fair value appreciation, capital gains and cash dividend income 60% of LMM companies(2) with direct equity investment are currently paying dividends Fair value appreciation of equity investments supports Net Asset Value per share growth Lower entry multiple valuations, lower cost basis $180.9 million, or $2.67 per share, of cumulative pre-tax net unrealized appreciation at December 31, 2020 • • • • (1) Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (2) Includes the LMM companies which (a) MAIN is invested in direct equity and (b) are treated as flow-through entities for tax purposes; based upon dividend income for the year ended December 31, 2020 Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 33

LMM Investment Portfolio LMM Investment Portfolio is a pool of high quality, seasoned assets with attractive risk-adjusted return characteristics Median LMM portfolio credit statistics: • • • Senior leverage of 3.0x EBITDA through MAIN debt position 2.4x EBITDA to senior interest coverage Total leverage of 3.0x EBITDA including debt junior in priority to MAIN Free cash flow de-leveraging improves credit metrics and increases equity appreciation • Average investment size of $18.4 million at fair value or $15.8 million on a cost basis (less than 1% of total investment portfolio) Opportunistic, selective posture toward new investment activity over the economic cycle High quality, seasoned LMM portfolio • • Total LMM portfolio investments at fair value equals 116% of cost Equity component of LMM portfolio at fair value equals 161% of cost Significant portion of LMM portfolio has de-leveraged and a majority of the LMM portfolio investments have experienced equity appreciation • Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 34

Private Loan Investment Portfolio Private Loan Investment Portfolio provides a diversified mix of investments and sources of income to complement the LMM Investment Portfolio 63 investments / $740.4 million in fair value •27% of total investment portfolio at fair value Average investment size of $12.2 million(1) (less than 1% of total portfolio) Investments in secured debt instruments • 93% of Private Loan portfolio is secured debt • 95% of Private Loan debt portfolio is first lien term debt Debt yielding 8.7%(2) • 93% of Private Loan debt investments bear interest at floating rates(3), providing matching with MAIN’s floating rate credit facility • Greater than 550 basis point net cash interest margin vs “matched” floating rate on the MAIN credit facility (1) (2) As of December 31, 2020; based on cost Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status 91% of floating interest rates on Private Loan debt investments are subject to contractual minimum “floor” rates (3) Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 35

Middle Market Investment Portfolio Middle Market Investment Portfolio provides a diversified mix of investments and diverse sources of income to complement the LMM Investment Portfolio and a potential source of liquidity for MAIN’s future investment activities 42 investments / $445.6 million in fair value •17% of total investment portfolio at fair value Average investment size of $11.6 million(1) (less than 1% of total portfolio) Investments in secured and/or rated debt investments • 93% of Middle Market portfolio is secured debt • 92% of Middle Market debt portfolio is first lien term debt Debt yielding 7.9%(2) • 93% of Middle Market debt investments bear interest at floating rates(3), providing matching with MAIN’s floating rate credit facility • Approximately 500 basis point net cash interest margin vs “matched” floating rate on the MAIN credit facility More investment liquidity compared to LMM (1) (2) As of December 31, 2020; based on cost Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status 76% of floating interest rates on Middle Market debt investments are subject to contractual minimum “floor” rates (3) Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 36

Non-GAAP Information Distributable net investment income is net investment income, as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, excluding the impact of share-based compensation expense which is non-cash in nature. MAIN believes presenting distributable net investment income and the related per share amount is useful and appropriate supplemental disclosure of information for analyzing its financial performance since share-based compensation does not require settlement in cash. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, distributable net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial performance. Net Debt to NAV Ratio is calculated as the Debt to NAV Ratio as determined in accordance with U.S. GAAP, except that total debt is reduced by cash and cash equivalents. Main Street believes presenting the Net Debt to NAV Ratio is useful and appropriate supplemental disclosure for analyzing its financial position and leverage. However, the Net Debt to NAV Ratio is a non-U.S. GAAP measure and should not be considered as a replacement for the Debt to NAV Ratio and other financial measures presented in accordance with U.S. GAAP. Instead, the Net Debt to NAV Ratio should be reviewed only in connection with measures in analyzing Main Street's financial position. such U.S. GAAP Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 37

Main Street Capital Corporation Appendix Main Street Capital Corporation NYSE: MAIN mainstcapital.com Page 38

MAIN ST CAPITAL CORPORATION

MAIN Income Statement Summary

($ in 000's)	Q4 19	Q1 20[1]	Q2 20	Q3 20	Q4 20	Q4 20 vs. Q4 19 % Change[2]
Total Investment Income	$ 60,649	$ 56,150	$ 52,007	$ 51,954	$ 62,504	3%
Expenses:						
Interest Expense	(13,122)	(12,441)	(11,898)	(12,489)	(12,761)	3%
G&A Expense	(5,477)	(4,327)	(5,998)	(6,442)	(7,488)	(37)%
Distributable Net Investment Income (DNII)[3]	42,050	39,382	34,111	33,023	42,255	0%
DNII Margin %	69.3%	70.1%	65.6%	63.6%	67.6%	
Share-based compensation	(2,803)	(2,837)	(2,817)	(2,561)	(2,612)	7%
Net Investment Income	39,247	36,545	31,294	30,462	39,643	1%
Net Realized Loss	(949)	(21,866)	(8,584)	(13,874)	(71,623)	NM
Net Unrealized Appreciation (Depreciation)	(23,533)	(194,381)	13,164	63,114	111,948	NM
Income Tax Benefit (Provision)	1,249	8,264	7,495	(1,507)	(712)	NM
Net Increase in Net Assets	$ 16,014	$ (171,438)	$ 43,369	$ 78,195	$ 79,256	395%
Net Investment Income Per Share	$ 0.62	$ 0.57	$ 0.48	$ 0.46	$ 0.59	(5)%
DNII Per Share	$ 0.66	$ 0.61	$ 0.52	$ 0.50	$ 0.63	(5)%

(1) Excludes the effect of the $0.5 million realized loss recognized in the first quarter of 2020 on the repayment of the SBIC debentures issued prior to the date of the Main Street Capital II, LP acquisition which had previously been accounted for on the fair value method of accounting and the related accounting reversals of prior unrealized depreciation; The net effect of this item has no effect on Net Increase in Net Assets or Distributable Net Investment Income

(2) Percent change from prior year is based upon impact (increase/(decrease)) on Net Increase (Decrease) in Net Assets

(3) See Non-GAAP Information disclosures included on page 37 of this presentation

NM – Not Measurable / Not Meaningful

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 39

MAIN Per Share Change in Net Asset Value (NAV)

($ per share)	Q4 19	Q1 20[1]	Q2 20	Q3 20	Q4 20
Beginning NAV	$ 24.20	$ 23.91	$ 20.73	$ 20.85	**$ 21.52**
Distributable Net Investment Income[4]	0.66	0.61	0.52	0.50	**0.64**
Share-Based Compensation Expense	(0.04)	(0.04)	(0.04)	(0.04)	**(0.04)**
Net Realized Loss	(0.01)	(0.34)	(0.13)	(0.21)	**(1.09)**
Net Unrealized Appreciation (Depreciation)	(0.37)	(3.01)	0.20	0.95	**1.70**
Income Tax Benefit (Provision)	0.02	0.13	0.11	(0.02)	**(0.01)**
Net Increase (Decrease) in Net Assets	0.26	(2.65)	0.66	1.18	**1.20**
Regular Monthly Dividends to Shareholders	(0.615)	(0.615)	(0.615)	(0.615)	**(0.615)**
Supplemental Dividends to Shareholders	(0.24)	-	-	-	**-**
Accretive Impact of Stock Offerings[2]	0.28	0.06	0.16	0.06	**0.21**
Other[3]	0.02	0.02	(0.09)	0.04	**0.04**
Ending NAV	$ 23.91	$ 20.73	$ 20.85	$ 21.52	**$ 22.35**
Weighted Average Shares	63,775,000	64,536,471	65,303,580	66,110,555	**65,705,963**

Certain fluctuations in per share amounts are due to rounding differences between quarters.

(1) Excludes the effect of the $0.5 million realized loss recognized in the first quarter of 2020 on the repayment of the SBIC debentures issued prior to the date of the Main Street Capital II, LP acquisition which had previously been accounted for on the fair value method of accounting and the related accounting reversals of prior unrealized depreciation; The net effect of this item has no effect on Net Increase in Net Assets or Distributable Net Investment Income

(2) Includes accretive impact of shares issued through the Dividend Reinvestment Plan (DRIP) and ATM program

(3) Includes differences in weighted-average shares utilized for calculating changes in NAV during the period and actual shares outstanding utilized in computing ending NAV and other minor changes

(4) See reconciliation of DNII per share to Net Investment Income per share and Non-GAAP Information disclosures included on pages 37 and 39 of this presentation

Main Street Capital Corporation NYSE: MAIN mainstcapital.com

Page 40

MAIN ST CAPITAL CORPORATION

MAIN Balance Sheet Summary

($ in 000's, except per share amounts)	Q4 19	Q1 20	Q2 20	Q3 20	Q4 20
LMM Portfolio Investments	$ 1,206,865	$ 1,168,150	$ 1,188,006	$ 1,228,060	$ 1,285,521
Middle Market Portfolio Investments	522,083	418,442	410,501	441,292	445,610
Private Loan Investments	692,117	629,094	653,824	743,684	740,371
Other Portfolio Investments	106,739	95,481	98,142	100,529	96,604
External Investment Manager	74,520	61,580	69,080	71,080	116,760
Cash and Cash Equivalents	55,246	54,188	68,539	27,121	31,919
Other Assets	53,979	48,553	57,703	45,702	52,579
Total Assets	$ 2,711,549	$ 2,475,488	$ 2,545,795	$ 2,657,468	$ 2,769,364
Credit Facility	$ 300,000	$ 277,000	$ 315,000	$ 253,000	$ 269,000
SBIC Debentures(1)	306,188	299,146	308,814	298,835	303,972
Notes Payable(2)	507,824	507,892	508,074	635,638	635,653
Other Liabilities	61,147	55,279	42,963	46,813	45,972
Net Asset Value (NAV)	1,536,390	1,336,170	1,370,944	1,423,182	1,514,767
Total Liabilities and Net Assets	$ 2,711,549	$ 2,475,487	$ 2,545,795	$ 2,657,468	$ 2,769,364
Total Portfolio Fair Value as % of Cost	107%	99%	100%	102%	107%
Common Stock Price Data:					
High Close	$ 43.68	$ 45.00	$ 35.82	$ 33.01	$ 32.59
Low Close	41.27	15.74	17.34	28.66	27.39
Quarter End Close	43.11	20.51	31.13	29.57	32.26

(1) Includes adjustment to the face value of MSC II SBIC debentures pursuant to the fair value method of accounting elected for such MSC II SBIC borrowings for the periods from Q4 19 to Q1 20; Total par value of MAIN's SBIC debentures at December 31, 2020 was $309.8 million
(2) Includes $450.0 million of 5.20% Notes due May 2024 and $185.0 million of 4.50% Notes due December 2022

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 41

MAIN Corporate Data

Please visit our website at www.mainstcapital.com for additional information

Board of Directors

Valerie L. Banner
SVP, Governance & Risk
Exterran Corporation

Vincent D. Foster
Executive Chairman
Main Street Capital Corporation

Arthur L. French
Retired CEO/Executive

J. Kevin Griffin
SVP, Financial Planning & Analysis
Novant Health, Inc.

Dwayne L. Hyzak
CEO
Main Street Capital Corporation

John E. Jackson
President & CEO
Spartan Energy Partners, LP
CSI Compressco LP

Brian E. Lane
CEO & President
Comfort Systems USA

Kay Matthews
Board of Directors
SVB Financial Group and Coherent, Inc.

Dunia A. Shive
Board of Directors
Kimberly-Clark Corporation and Trinity Industries, Inc.

Board of Directors (cont.)

Stephen B. Solcher
Executive Advisor
BMC Software

Executive Officers

Dwayne L. Hyzak
Chief Executive Officer

David L. Magdol
President & Chief Investment Officer

Vincent D. Foster
Executive Chairman

Jesse E. Morris
Chief Operating Officer and Executive Vice President

Brent D. Smith
Chief Financial Officer & Treasurer

Jason B. Beauvais
SVP, General Counsel, Secretary & Chief Compliance Officer

Nicholas T. Meserve
Managing Director

Lance A. Parker
Vice President & Chief Accounting Officer

Research Coverage

Mitchel Penn
Janney Montgomery Scott
(410) 583-5976

Robert J. Dodd
Raymond James
(901) 579-4560

Kenneth S. Lee
RBC Capital Markets
(212) 905-5995

Michael Ramirez
Truist Securities
(404) 926-5607

Corporate Headquarters

1300 Post Oak Blvd, 8th Floor
Houston, TX 77056
Tel: (713) 350-6000
Fax: (713) 350-6042

Independent Registered Public Accounting Firm

Grant Thornton, LLP
Houston, TX

Corporate Counsel

Dechert, LLP
Washington, D.C.

Securities Listing

Common Stock – NYSE: MAIN

Transfer Agent

American Stock Transfer & Trust Co.
Tel: (800) 937-5449
www.astfinancial.com

Investor Relation Contacts

Dwayne L. Hyzak
Chief Executive Officer

Brent D. Smith
Chief Financial Officer

Tel: (713) 350-6000

Ken Dennard
Zach Vaughan
Dennard Lascar Investor Relations
Tel: (713) 529-6600

Management Executive Committee

Dwayne L. Hyzak, Chief Executive Officer

David L. Magdol, President & Chief Investment Officer

Vincent D. Foster, Executive Chairman

Investment Committee

Dwayne L. Hyzak, Chief Executive Officer

David L. Magdol, President & Chief Investment Officer

Vincent D. Foster, Executive Chairman

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 42